UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

METROPOLITAN BANK HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14-6(i)(1) and 0-11.

Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600
April 22, 2024
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. (the “Company”). The Annual Meeting will be held on Wednesday, May 29, 2024 at 9:00 a.m., Eastern Time. In order to provide expanded access, improved communication and cost savings for our stockholders, we are holding our Annual Meeting in a virtual meeting format only. We believe that hosting a virtual meeting will also enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with internet access. To be admitted to the Annual Meeting, you must go online to www.meetnow.global/MDW2K2W. To login to the virtual meeting you must join as a “Shareholder” and follow the applicable instructions set forth below under “How to Attend the Annual Meeting.” You may vote or ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the Company’s results of operations. Also enclosed for your review is the Company’s Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.
The Annual Meeting is being held so that stockholders may be given the opportunity to: (1) elect four directors; (2) ratify the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2024; (3) cast a non-binding advisory vote to approve the compensation of our Named Executive Officers; and (4) approve the Metropolitan Bank Holding Corp. Amended and Restated 2022 Equity Incentive Plan (the “Amended and Restated 2022 Equity Incentive Plan”) to increase the number of shares available for award thereunder. The Board of Directors unanimously recommends a vote “FOR” each of the director nominees and the ratification of the independent registered public accounting firm, recommends the approval of, on a non-binding advisory basis, the compensation of the Named Executive Officers, and recommends the approval of the Amended and Restated 2022 Equity Incentive Plan.
It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend virtually. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. Alternatively, you may vote via the Internet or by telephone. Instructions and applicable deadlines for voting via the Internet or by telephone are set forth on the enclosed proxy card. You may revoke your proxy at any time before its exercise, and you may attend the Annual Meeting and vote virtually, even if you have previously returned your proxy card or voted via the Internet or by telephone. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder and to register in advance to vote virtually at the Annual Meeting.
We thank you for your prompt attention to this matter and appreciate your support.
Sincerely,
Mark R. DeFazio
President and Chief Executive Officer

Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 29, 2024
Notice is hereby given that the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. (the “Annual Meeting”) will be on May 29, 2024 at 9:00 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting physically. To be admitted to the Annual Meeting, you must go online to www.meetnow.global/MDW2K2W. To login to the virtual meeting you must join as a “Shareholder” and follow the applicable instructions set forth below under “How to Attend the Annual Meeting.”
A Proxy Statement for the Annual Meeting is enclosed. The Annual Meeting is to consider and act on:
1.
the election of four directors;

2.
the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

3.
a non-binding advisory vote to approve the compensation of our Named Executive Officers (“Say-on-Pay” vote);

4.
the approval of the Amended and Restated 2022 Equity Incentive Plan; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Stockholders of record at the close of business on April 4, 2024 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.
EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO VOTE THEIR PROXY WITHOUT DELAY. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY FILING WITH THE CORPORATE SECRETARY OF METROPOLITAN BANK HOLDING CORP. A WRITTEN REVOCATION OR VOTING A PROXY BEARING A LATER DATE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
The Proxy Statement, Proxy Card and Annual Report are available at www.edocumentview.com/MCB.
By Order of the Board of Directors
Zachary Levine
Corporate Secretary
New York, New York
April 22, 2024

PROXY STATEMENT
Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600
ANNUAL MEETING OF STOCKHOLDERS
May 29, 2024
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (“Board” or the “Board of Directors”) of Metropolitan Bank Holding Corp. (the “Company”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on May 29, 2024 at 9:00 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting physically. To be admitted to the Annual Meeting, you must go online to www.meetnow.global/MDW2K2W. To login to the virtual meeting, you must join as a “Shareholder” and follow the applicable instructions set forth below under “How to Attend the Annual Meeting.” We anticipate that the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement will begin being mailed to stockholders on or about April 22, 2024.
MATTERS TO BE CONSIDERED
The purpose of the Annual Meeting is to vote to elect four directors, ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“Say-on-Pay” vote), and approve the Amended and Restated 2022 Equity Incentive Plan to increase the number of shares available for award thereunder.
You may be asked to vote on other matters that may properly be submitted to a vote at the Annual Meeting. The Company could adjourn or postpone the meeting for the purpose, among others, of allowing additional time to solicit proxies.
WHO CAN VOTE
The Board has fixed April 4, 2024 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Company common stock as of the close of business on such date will be entitled to vote at the Annual Meeting. On April 4, 2024, 11,191,958 shares of Company common stock were outstanding.
HOW TO ATTEND THE ANNUAL MEETING
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. To attend the meeting, you must go online to www.meetnow.global/MDW2K2W, join as a “Shareholder” and enter the control number found on your proxy card.
If you hold your shares through an intermediary, such as a bank or broker, and you wish to participate at the Annual Meeting, you must register in advance. To register to attend the Annual Meeting you must submit proof of your proxy power (legal proxy) as noted below reflecting your Metropolitan Bank Holding Corp. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Thursday, May 23, 2024.
You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for meeting registration should be directed to Computershare at the following:
By email:
Forward the email from your broker granting you a legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail:
Computershare
Metropolitan Bank Holding Corp. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance, should you need it, you may call (888) 724-2416.
HOW TO VOTE
You may vote your shares by completing and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting and voting on the meeting website. Alternatively, you may vote your shares via the Internet or by telephone by following the directions on the enclosed proxy card. You should complete and return the proxy card accompanying this document or vote via the Internet or by telephone to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to vote at the Annual Meeting. To register, please follow the instructions set forth above under “How to Attend the Annual Meeting.” Proxies solicited on behalf of the Board of Metropolitan Bank Holding Corp. will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” each of the director nominees, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers and “FOR” the approval of the Amended and Restated 2022 Equity Incentive Plan.
If you hold your shares through an intermediary, such as a bank or broker (i.e., in street name), it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1), the advisory (non-binding) proposal to approve the compensation of our Named Executive Officers (Proposal 3), and the approval of the Amended and Restated 2022 Equity Incentive Plan (Proposal 4). Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares in the election of directors and certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, the advisory (non-binding) proposals to approve the compensation of our Named Executive Officers and the approval of the Amended and Restated 2022 Equity Incentive Plan, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the independent registered public accounting firm (Proposal 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by: (1) sending written notice of revocation to the Corporate Secretary of Metropolitan Bank Holding Corp. at 99 Park Avenue, 12th Floor, New York, New York, 10016; (2) delivering a later-dated proxy; or (3) by attending the Annual Meeting and voting on the meeting website. Attendance at the Annual Meeting by any stockholder who had returned a proxy does not revoke such proxy unless the stockholder votes on the meeting website at the Annual Meeting. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder and to register in advance to attend and to vote at the Annual Meeting.
QUORUM
The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted to determine that a quorum is present.
VOTE REQUIRED FOR EACH PROPOSAL
As to the election of directors, a stockholder may vote FOR any nominee proposed by the Board or WITHHOLD authority to vote for any nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.
As to the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm and the approval of the Amended and Restated 2022 Equity Incentive Plan, a stockholder may: (1) vote FOR the proposal; (2) vote AGAINST the proposal; or (3) ABSTAIN from voting on such proposal. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2024 and to approve the Amended and Restated 2022 Equity Incentive Plan. Broker non-votes and abstentions are voted neither “for” nor “against,” and have no effect on the vote.
As to the advisory vote with respect to Named Executive Officer compensation, a stockholder may: (1) vote FOR the proposal; (2) vote AGAINST the proposal; or (3) ABSTAIN from voting on such proposal. The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting or by proxy is required to approve, on an advisory basis, the compensation of the Named Executive Officers. Abstentions and broker non-votes are voted neither “for” nor “against,” and have no effect on the vote. As an advisory vote, the vote on Named Executive Officer compensation is not binding on the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”). However, the Company, the Board, and the Compensation Committee will consider the voting results when making future compensation decisions for the Named Executive Officers.
RECOMMENDATION OF THE BOARD
The Board has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board unanimously recommends a vote “FOR” the election of the director nominees, “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm, “FOR” the compensation of the Named Executive Officers and “FOR” the approval of the Amended and Restated 2022 Equity Incentive Plan.

STOCK OWNERSHIP
Holders of record of Metropolitan Bank Holding Corp.’s shares of common stock as of the close of business on April 4, 2024 are entitled to one vote for each share then held. As of April 4, 2024, there were 11,191,958 shares of common stock issued and outstanding. The following table sets forth, as of April 4, 2024, the shares of common stock beneficially owned by each of the Company’s current directors, by each of the executive officers set forth in this proxy statement (the “Named Executive Officers”), by all directors and officers as a group and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock. The mailing address for each of the Company’s directors and Named Executive Officers is 99 Park Avenue, 12th Floor, New York, New York 10016.
Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
Five Percent Stockholders
T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore, MD 21201	998,668(2)	8.9%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	994,466(3)	8.8%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	873,464(4)	7.8%
Patriot Financial Partners III, L.P. 100 Matsonford Road, Suite 210 Randor, Pennsylvania 19087	668,684(5)	5.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	601,497(6)	5.3%
Directors and Nominees
Mark R. DeFazio	240,040	2.1%
Anthony J. Fabiano	10,033	*
Dale C. Fredston	16,168	*
David J. Gold	24,731	*
Harvey M. Gutman	17,643	*
Terence J. Mitchell	15,526	*
Chaya Pamula	6,063	*
Robert C. Patent	163,582(7)	1.4%
Maria F. Ramirez	30,557(8)	*
William Reinhardt	18,780	*
Katrina Robinson	6,063	*
George J. Wolf, Jr.	26,715	*
Named Executive Officers
Laura Capra	34,801	*
Scott Lublin	58,082	*
Nick Rosenberg	33,213(9)	*
Gregory Sigrist(10)	5,166	*
Daniel F. Dougherty(11)	20,405	*
All directors and named officers as a group (17 persons)	727,568	6.5%

*
Less than 1%.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock over which he or she has sole or shared voting or investment power or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Beneficial ownership includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership. Unless otherwise noted, all shares are owned of record or beneficially by the named person.

(2)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 14, 2024.

(3)
Based on information contained in a Schedule 13G/A filed with the U. S. Securities and Exchange Commission on February 9, 2024.

(4)
Based on information contained in a Schedule 13G /A filed with the U.S. Securities and Exchange Commission on January 26, 2024.

(5)
Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on September 19, 2023.

(6)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 13, 2024.

(7)
Includes 69,004 shares held by a partnership and 1,000 shares held by Mr. Patent’s spouse.

(8)
Includes 1,000 shares held by Ms. Ramirez’s spouse.

(9)
Includes 520 shares held by Mr. Rosenberg’s children.

(10)
Mr. Sigrist resigned from his positions as Executive Vice President and Chief Financial Officer of the Company on October 31, 2023.

(11)
Mr. Dougherty was promoted to Executive Vice President and Chief Financial Officer of the Company on November 6, 2023.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Company’s Board is currently comprised of twelve members. The Company’s Amended and Restated Bylaws provide that directors are divided into three classes, as nearly equal in number as possible, with one class of directors elected annually. The Company’s directors are generally elected to serve for a three-year period and until their respective successors have been elected and qualified. Four directors will be elected at the Annual Meeting. The Corporate Governance and Nominating Committee (the “Governance Committee”) of the Board has nominated each of Mark R. DeFazio, Harvey M. Gutman, Katrina Robinson, and George J. Wolf, Jr. for election as directors for three-year terms. The nominees are currently directors of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank (the “Bank”).
The Company has maintained a classified board since its formation in 1999. We believe this structure promotes continuity and stability of leadership. Electing directors to staggered three-years terms helps ensure that a majority of our directors have prior experience with and knowledge of our business and strategy. A classified board can also benefit stockholders by facilitating our directors’ ability to adopt a long-term perspective when making decisions on behalf of the Company.
The stability of a three-year term of office also facilitates our ability to recruit and retain highly qualified directors.
The Board recommends a vote “FOR” the election of the nominees.
It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting to elect the proposed nominees. If a nominee is unable to serve, the shares represented by such proxies will be voted to elect such substitute as the Board of Directors may determine. At this time, the Board knows of no reason why any of the nominees might be unable to serve, if elected.
The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes, or skills that caused the Governance Committee to determine that the person should serve as a director. Each director of Metropolitan Bank Holding Corp. is also a director of Metropolitan Commercial Bank. Ages are as of December 31, 2023.
Nominees with Terms Ending in 2027
Mark R. DeFazio

Director, President and Chief Executive Officer
Director Since: 1999
Age: 60
Mark R. DeFazio is a founding member of Metropolitan Commercial Bank and has served as the Bank’s President since its inception in 1999. In 2002, Mr. DeFazio was appointed to the additional role of Chief Executive Officer by the Board. Prior to founding Metropolitan Commercial Bank, Mr. DeFazio was employed by Israel Discount Bank for 13 years, where he rose to the role of Senior Vice President and Head of Commercial Real Estate. He started his banking career in 1982 with Richmond County Savings Bank in Staten Island, New York, where he held several positions in operations, audit, and real estate lending. His broad, extensive banking and real estate experience make him an invaluable asset to the Board.
Harvey M. Gutman

Director
Director Since: 2008
Age: 77
Harvey M. Gutman has been active in real estate and retail development since 1990, and is President and Founder of Brookside Advisors, LLC, a real estate consulting and development company established in 2006. Before founding Brookside, he served for 16 years as Senior Vice President for Retail Development at Pathmark Stores, Inc., where he was responsible for Pathmark’s retail development program, including site identification, development, approval, legal and compliance, planning, design, construction, and property administration. As Senior Vice President at Pathmark, Mr. Gutman was responsible for almost 10 million square feet of supermarket, distribution, office, and other commercial space. Additionally, he was responsible for investor communications and public relations. For the 14 years before assuming that position, Mr. Gutman was VP Grocery and Frozen Merchandising, VP Non-Foods and Pharmacy Merchandising and VP Strategic Planning and Research at Pathmark. For five years before joining Pathmark, Mr. Gutman was Director of Research at Abraham & Straus Department Stores. Mr. Gutman also currently serves as a director of two ARCTRUST private REITs, is a member of the International Council of Shopping Centers, and previously served on the boards of the New Jersey Food Council and the Food Industry Alliance of New York. He received a B.A. from Rutgers University and an M.B.A. from The Wharton School. Mr. Gutman’s extensive retail and real estate background and strategic planning experience make him a valuable member of the Board.
Katrina Robinson

Director
Director Since: 2021
Age: 41
Katrina Robinson is the CEO of Teton Trust Company LLC, a Wyoming chartered trust company that establishes and administers trusts with family offices and private clients globally. A lawyer admitted to practice in New York state, Ms. Robinson’s previous legal experience includes working with private family offices and ultra-high net worth clients. She also worked as a portfolio manager in international wealth management in New York. She speaks Spanish and Portuguese. A graduate of Phillips Academy Andover, Princeton University (B.A.), the University of Cambridge (MPhil) and the Benjamin Cardozo School of Law (J.D.), Ms. Robinson is a frequent speaker at conferences and seminars on cross-border succession planning and asset protection. Ms. Robinson’s legal, international business and wealth management expertise and entrepreneurial spirit make her an ideal member of the Board of Directors.
George J. Wolf, Jr.

Director
Director Since: 2001
Age: 71
George J. Wolf, Jr. has been a Managing Director at Aon Risk Solutions and the Head of the Law Firm Advisory Team since 2018. The Law Firm Advisory Team brings industry-specific experience to help law firm leaders identify and implement operational improvements geared to financial stability, growth, and partnership challenges. Services include, but are not limited to, succession and retirement planning, partner compensation, financial management, mergers and acquisitions, as well as leadership consulting and coaching. Mr. Wolf had been the Managing Director of the law firm Herrick, Feinstein from 1993 until 2017. He was responsible for financial, administrative and strategic planning aspects of the firm, and was a permanent full voting member of the firm’s Executive Committee. Before joining Herrick, Feinstein, he spent 14 years in a similar role at Webster & Sheffield and two years as a director and shareholder at Hildebrandt International — a worldwide leader in law firm consulting. Mr. Wolf founded and is the Chairman and President of The Greg Wolf Fund (the “Fund”), a charitable organization that was established in memory of his son, Gregory, who lost his battle to leukemia in 2005. The Fund supports patients and their families in their fight against all blood cancers and has funded numerous blood cancer research initiatives with The Hospital at the University of Pennsylvania, Philadelphia, Pennsylvania and Saint Bartholomew’s Hospital, London, England. Mr. Wolf received a B.S. from Villanova University. His financial, administrative and strategic planning experience provides essential insights to Board deliberations.
Continuing Directors with Terms Ending in 2025
Dale C. Fredston

Director Director Since: 2016
Age: 71
Dale C. Fredston has over 30 years of experience as in-house counsel to a wide range of financial service companies. She served as Executive Vice President and General Counsel of Sterling National Bank and its public holding company, Sterling Bancorp from 2002 to 2015. Before joining Sterling, Ms. Fredston was

Senior Vice President, General Counsel and Corporate Secretary of Bank of America’s commercial finance subsidiary. Her experience includes financing transactions, mergers and acquisitions, banking and securities law compliance, risk management, corporate governance, general corporate matters and management of litigation. Ms. Fredston received a B.A. from Wellesley College and a J.D. from the Columbia University School of Law. Her broad knowledge of legal, regulatory and compliance matters in the banking industry, as well as her financial, public company, corporate governance and risk management experience, inform the Board in these areas.
David J. Gold

Director
Director Since: 2016
Age: 49
David J. Gold is a partner at AdvisIRy Partners Group LLC, a consulting firm that provides strategic and capital markets advisory services to senior management of publicly held companies. In 2022, Mr. Gold was appointed New York City Commissioner of City Planning by Mayor Eric Adams. For nearly two decades, Mr. Gold was an equity analyst at a Wall Street firm. He is a Chartered Financial Analyst, as well as a member of the National Association of Corporate Directors, the CFA Institute and the Real Estate Board of New York. Separately, Mr. Gold is a licensed real estate broker and for nearly 20 years, he has been involved in real estate investments. He received a B.S. from the New York University Stern School of Business and a J.D. from the Benjamin N. Cardozo School of Law. Mr. Gold earned a CERT Certificate in Cyber Oversight issued by the Software Engineering Institute of Carnegie Mellon University. Mr. Gold qualifies as an Audit Committee Financial Expert. Mr. Gold is also active with several non-profits that support public safety and education. Mr. Gold’s strategic planning and credit analysis experience, as well as his capital markets expertise and knowledge of the real estate industry are essential to Board oversight and deliberations.
Terence J. Mitchell

Director
Director Since: 2017
Age: 71
Terence J. Mitchell has over 40 years of experience in retail banking, and served as Executive Vice President and Chief Retail Officer of Dime Community Bank from December 2010 through his retirement in June 2016. Before joining Dime, Mr. Mitchell served as President of Consumer Banking of Independence Community Bank and Executive Vice President of Retail Banking at Sovereign Bank. He has a deep knowledge of the local community and market and has also served on the boards of several Brooklyn non-profit and public interest organizations. Mr. Mitchell received a B.B.A. from Iona College. His extensive retail and consumer banking experience results in important contributions to the Board.
Chaya Pamula

Director
Director Since: 2021
Age: 58
Chaya Pamula is co-founder, President and CEO of PamTen Inc. and founder of SheTek and SOFKIN. PamTen provides technology information services to a diverse set of clients. SheTek is a not-for-profit organization with a mission to increase the percentage of women represented in the technology industry by creating a pipeline of talent that is highly skilled and job ready. SOFKIN is a non-profit organization that creates loving and caring homes for needy and underprivileged children in India. In addition, Ms. Pamula is on the board of various industrial associations, social impact organizations, and a speaker at many technology and social change events and has received numerous awards for her philanthropy and entrepreneurship. Ms. Pamula holds a Master’s in Business Administration from Osmania University in India and has completed the Harvard Business School Executive Education Program. Ms. Pamula’s more than 25 years of information technology experience, including productivity initiatives that involved business process improvement, business transformation/re-engineering and IT portfolio optimization, along with her dedicated non-for-profit endeavors, makes her a valuable asset to the Board.

Continuing Directors with Terms Ending in 2026
Anthony J. Fabiano

Director
Director Since: 2020
Age: 63
Anthony J. Fabiano served as Executive Vice President and Chief Financial Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank from June 2018 until September 2020. He has more than 40 years of experience across a broad range of finance, accounting and management disciplines, primarily in the banking sector. Prior to joining the Company, Mr. Fabiano was President, Chief Operating Officer and a member of the Board of Directors at Hudson City Bancorp from September 2014 to November 2015. Before that, Mr. Fabiano was Executive Vice President — Finance and Administration from July 2012 to September 2014. Mr. Fabiano also served as Hudson City’s Principal Accounting Officer. He joined Hudson City Bancorp in 2006. Before Hudson City Bancorp, he served as the Chief Financial Officer of Sound Federal Bancorp from 1998 to 2006 and at MSB Bancorp from 1992 to 1998. Mr. Fabiano was employed by KPMG from 1982 until 1992. Mr. Fabiano is a CPA and is a member of the American Institute of CPAs and the New York State Society of CPAs. Mr. Fabiano received a B.S. from Manhattan College and attended the National School of Banking at Fairfield University. His broad, extensive banking, financial, accounting and SEC reporting experience make him an asset to the Board.
Robert C. Patent

Director
Director Since: 1999
Age: 73
Robert C. Patent has over 45 years of experience in real estate investment and served as President of Colby Capital Corporation, a private investment firm engaged in the acquisition, restructuring and financing of real estate assets. Mr. Patent served as a director of New York Federal Savings Bank, a federally chartered thrift institution, from 1989 until its sale to Flushing Financial Corporation in 1997. Mr. Patent received a B.B.A. from The George Washington University. His prior board experience, long track record of real estate investment and knowledge of the Bank’s market provide significant expertise to the Board.
Maria Fiorini Ramirez

Director
Director Since: 2014
Age: 75
Maria Fiorini Ramirez is the founder, President and Chief Executive Officer of Maria Fiorini Ramirez, Inc., an independent global economic and financial consulting firm founded in 1992. Before founding her own firm, Ms. Ramirez was Managing Director and Money Market Economist at Drexel Burnham Lambert Incorporated. She served as a director for other banking companies between 1989-2009, including Sovereign Bancorp, Independence Community Bank and Statewide Savings Bank. Ms. Ramirez also currently serves as a director of Security Mutual Life, Binghamton, New York, and The Brooklyn Hospital in Brooklyn, New York. Ms. Ramirez received a B.A. from Pace University. Her prior board experience and deep financial and economic knowledge and expertise make her a valuable contributor to Board deliberations.
William Reinhardt

Director and Chairman
Director Since: 2013
Age: 77
William Reinhardt has been a Senior Director of Alvarez & Marsal, a global professional services and consulting firm focused on financial services clients, since 2008. Before joining Alvarez & Marsal, he was an Assistant Deputy Comptroller for Community Banks in the Northeastern District of the Office of Comptroller of the Currency, responsible for regulatory oversight over more than 200 community and regional banks as well as federal branches. He served on numerous interagency committees to address emerging issues and determine the most effective approach in dealing with them. Mr. Reinhardt received a B.A. from LIU

Post, formerly known as C.W. Post Campus of Long Island University, and a degree from the Graduate School of Banking at the University of Wisconsin. Mr. Reinhardt qualifies as an Audit Committee Financial Expert. His financial expertise and regulatory and banking experience are important contributions to Board deliberations and oversight.
Executive Officers Who Are Not Directors
Dixiana M. Berrios

Executive Vice President and Chief Operating Officer
Dixiana M. Berrios became Executive Vice President and Chief Operating Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank in July 2020. Before joining the Company, Ms. Berrios had served as Executive Vice President and Director of Bank Operations of Amalgamated Bank, New York, New York, from 2011 until 2020. Prior to her employment with Amalgamated Bank, Ms. Berrios served in several roles for Sterling National Bank from 1996 until 2011, including Senior Vice President and Director of Bank Operations at the time of her departure. Ms. Berrios holds a B.A. from The University of Alabama and an M.A. from the Fletcher School of Law and Diplomacy at Tufts University. Age 51.
Laura Capra

Executive Vice President and Head of Retail Banking
Laura Capra is Executive Vice President and Head of Retail Banking at Metropolitan Commercial Bank. Ms. Capra joined Metropolitan Commercial Bank in 2012. Prior to joining Metropolitan Commercial Bank, Ms. Capra was a Senior Vice President, District Executive at Sovereign/Santander Bank from 2006 until 2012. Ms. Capra’s 30 years of experience strongly supports her current responsibilities, which include leading and managing the Bank’s retail network and implementing strategies to achieve deposit growth, improved profitability, and operational efficiency while providing a best-in-class customer experience. Ms. Capra spent the early years of her career with Independence Community Bank, where she was responsible for spearheading the expansion of its retail banking network throughout Manhattan. Ms. Capra attended Middlesex County College, Edison, New Jersey. Age 56.
Daniel Dougherty

Executive Vice President and Chief Financial Officer
Daniel Dougherty became Executive Vice President and Chief Financial Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank in November 2023. Mr. Dougherty joined the Bank in 2022 as its Treasurer. Prior to joining the Bank, Mr. Dougherty served as Executive Vice President and Treasurer for six years at Investors Bank, a formerly publicly traded, full-service bank. Mr. Dougherty, a Chartered Financial Analyst, received his Bachelor of Arts in Economics from Stony Brook University and his Master of Business Administration from St. John’s University. Age 62.
Frederik F. Erikson

Executive Vice President and General Counsel
Frederik F. Erikson is Executive Vice President and General Counsel of Metropolitan Bank Holding Corp. Mr. Erikson joined Metropolitan Commercial Bank in 2023. Mr. Erikson’s extensive commercial and retail banking legal career spans over two decades, primarily cultivated during his tenure at Webster Bank, N.A., based in Waterbury, Connecticut. While at Webster Bank, he held several leadership roles, including Deputy General Counsel for nine years. He earned his Bachelor of Arts from the State University of New York, Albany, N.Y. and a Juris Doctorate from the Albany Law School of Union University, Albany, N.Y. Age 51.

Scott Lublin

Executive Vice President and Chief Lending Officer
Scott Lublin has served as Executive Vice President and Chief Lending Officer at Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank since April 2018. From January 2013 to April 2018, Mr. Lublin served as Executive Vice President at BankUnited, where he managed their New York City commercial real estate lending group. From 2008 until 2013, Mr. Lublin served as Senior Vice President of Metropolitan Commercial Bank’s commercial real estate business. Before that, Mr. Lublin served as an Administrative Vice President at M&T Bank’s commercial real estate group. Mr. Lublin has more than 30 years of experience in banking and has primarily focused on commercial real estate lending. Mr. Lublin earned a B.S. at SUNY Buffalo and an M.B.A. at Fordham University. Age 57.
Nick Rosenberg

Executive Vice President and Head of Global Payments
Nick Rosenberg is Executive Vice President and Head of Global Payments at Metropolitan Commercial Bank. He joined Metropolitan Commercial Bank in 2001 and served as Executive Vice President and Chief Technology Officer from 2001 through October 2018, when he was promoted to Executive Vice President and Head of Global Payments. Before joining the Bank, Mr. Rosenberg served as the Technology Director of PDT Limited, a designer and manufacturer of consumer electronics products for large U.K., European and pan-Asian companies, based in Manchester, United Kingdom. He is formally accredited as a Chartered Engineer and Member of the Institute of Engineering and Technology (UK) and Institute of Electrical and Electronics Engineers (USA). Mr. Rosenberg holds a BSc with Honors from the Open University, United Kingdom and completed a postgraduate thesis in Development in Engineering and Technology. Age 52.
Norman Scott

Senior Vice President and Chief Credit Officer
Norman Scott became Senior Vice President and Chief Credit Officer of Metropolitan Bank Holding Corp. in September 2021. Mr. Scott has over 33 years of commercial banking experience, and prior to joining Metropolitan Commercial Bank, worked at Lloyds Banking Group from 2009 until July 2021, last serving as the Head of Corporate Credit — North America. Mr. Scott graduated as a Member of the Chartered Institute of Bankers in Scotland, with a Bachelor’s Degree in Banking and Finance. Age 52.
Board Independence
The Board has determined that each of the Company’s directors is “independent” as defined in the listing standards of the New York Stock Exchange (“NYSE”), except as noted below. The Board has determined that Mr. DeFazio is not “independent” because he is an executive officer of Metropolitan Bank Holding Corp. The Board has not yet elected to designate Anthony J. Fabiano as “independent” due to his recent previous employment as an executive officer of the Company, although in the future the Board could choose to designate Mr. Fabiano as “independent” as defined in the listing standards of the NYSE because it has been more than three years since he ceased serving as an executive officer of the Company.
Family Relationships
There are no family relationships between any of the Company’s executive officers or directors.

Director Skills
The Governance Committee evaluates a matrix that identifies certain skills that it considers particularly valuable in the effective oversight of the Company and its business. The following matrix depicts those skills and the number of directors who have significant strength and experience in such areas, highlighting the diversity of skills on the Board. In addition to the skills listed below, the Board also has directors with experience and expertise in the areas of legal and compliance, government/regulatory and operations. The matrix does not encompass all of the knowledge, skills, or experiences of our directors, and the fact that a particular skill is not listed does not mean that a director does not possess the skill. In addition, the lack of a particular knowledge, skill, or experience with respect to any of our directors does not mean the director is unable to contribute to the decision-making process in that area. The degree and type of knowledge, skills, and experience listed below may vary among the board members.

Skill		# of Directors
Industry Knowledge	Experience in banking, financial services, lending, electronic payments, prepaid cards, and fintech	10/12
Financial Expertise/ Accounting/Auditing	Experience in finance, accounting, and/or auditing	10/12
Commercial/Real Estate Knowledge	Knowledge of real estate markets and financing	7/12
Environmental, Social & Governance	Experience with ESG practices	6/12
Executive Experience	Experience as a CEO and/or Business Head	11/12
Risk Management	Experience in management of business risk at a complex organization	8/12
Technology/Information Security/Cybersecurity	Knowledge of cybersecurity, innovative technology and information technology	3/12
Strategic Planning	Experience in setting goals and creating a roadmap for the future of an organization	12/12
Human Capital Management/Compensation	Experience in hiring and retaining the right people, managing a workforce effectively and optimizing productivity	9/12

Board Diversity
The Board and Governance Committee strongly believe that the Board and the Company benefit from having directors with a diversity of gender, race, ethnicity, viewpoints, and experiences. The charts below depict the diversity of the Board.

(1)
Of the diverse directors, one is African American/Black, one is Asian/Hawaiian or Pacific Islander, and one identifies as multiracial/multiethnic.

Board Leadership Structure
The positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings and presides over meetings of the Board. The Chief Executive Officer is integral in setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. As required by the NYSE rules and as determined by the Board, the Audit, Compensation and Governance Committees are comprised solely of directors who are independent as defined by NYSE rules.
Board’s Role in Risk Oversight
The Board of Directors is responsible for overseeing our risk management. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, credit, legal, regulatory, strategic, and reputational risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing these reports with the appropriate “risk owner(s)” within management as well as the Company’s risk identification, risk management and risk mitigation strategies. Board committees also have responsibility for risk oversight in specific areas. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements that may have a material impact on the Company’s financial statements, evaluation of the independent auditors’ qualifications and independence, and review of the performance of its internal audit and financial risk assessment function and independent auditors. The Governance Committee oversees the nomination process and evaluation of the Board and is responsible for overseeing our corporate governance principles. The Compensation Committee assesses and monitors risks in our compensation program. When a committee receives a report from senior management, the Chairman of the relevant committee reports on the discussion between the committee and management to the full Board at the next Board meeting. This enables the Board and its committees to coordinate their risk oversight responsibilities, particularly with respect to risk interrelationships.

Board’s Role in Cybersecurity Oversight
The Board of Directors is responsible for overseeing the Company’s cybersecurity program. In connection with carrying out these oversight responsibilities, the Board of Directors delegated certain matters to the Technology Committee (the “Technology Committee”) of the Board of Directors. The Technology Committee is central to the Board of Directors’ oversight of cybersecurity risks and is responsible for assisting the Board of Directors in its oversight of technology and innovation strategies, as well as developing plans related to information systems and cybersecurity. The Technology Committee meets at least quarterly and is composed of three board members with diverse skills and experience, including risk management, technology, and finance, which the Board of Directors considers to be helpful in overseeing cybersecurity risks. The Technology Committee reports quarterly (and more frequently if necessary) to the Board of Directors on the activities of the Technology Committee since its last report, including material developments with respect to the risks from cybersecurity threats.
One of the primary responsibilities of the Technology Committee is to review reports submitted by the Company’s Chief Information Security Officer, Chief Digital Officer and Chief Risk Officer, as well as other officers or employees, regarding cybersecurity threats and incidents in order to assist in coordinating prevention and mitigation efforts. In addition, the Technology Committee conducts an annual review of its own performance and the Company’s cybersecurity-related expenditures to identify areas for potential improvement that could benefit the cybersecurity program of the Company.
The Technology Committee also participates in strategic decisions by the Board of Directors by offering recommendations regarding significant investments or initiatives that could impact the Company’s cybersecurity, including in connection with the selection and implementation of information technology systems and infrastructure. This involvement is meant to promote the integration of cybersecurity considerations into the broader strategic objectives of the Company by helping the Board of Directors remain aware of the role information security has in the Company’s broader risk management framework.
References to the Company website address, www.mcbankny.com, throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s (the “SEC”) rules. These references are not intended to, and do not, incorporate the contents of the Company website by reference into this proxy statement or the accompanying materials.
Corporate Governance Guidelines
The Company maintains Corporate Governance Guidelines, which are posted on the “Governance — Governance Documents” section of the “Investor Relations” page of Metropolitan Commercial Bank’s website at www.mcbankny.com.
Meetings in Executive Session
The independent directors, as a group, periodically meet in executive session without any members of the Company’s management present.
Director Stock Ownership Guidelines
The Corporate Governance Guidelines provide that each director is encouraged to own shares of common stock of the Company at a level that demonstrates a meaningful commitment to the Company and the Bank, and to better align the director’s interests with the Company’s stockholders. A director’s stock ownership will be one of the factors considered in deciding whether to re-nominate or appoint a director to the Board of Directors of the Company. All directors should acquire shares of the Company’s common stock with a value of at least $100,000 (which shall be measured annually in connection with the preparation of the Company’s annual meeting proxy statement). Directors are expected to meet the ownership standards within three years from their first day as a director.

Involvement in Certain Legal Proceedings
The Company’s executive officers, directors and beneficial owners of greater than 5% of the outstanding shares of common stock are not parties to any material legal proceedings adverse to the Company or have a material interest adverse to the Company. The Company’s directors and executive officers are not parties to any material legal proceedings.
Delinquent Section 16(a) Reports
The Company’s executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of Company common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. No executive officer, director or 10% beneficial owner of shares of Company common stock failed to file ownership reports on a timely basis during 2023.
Attendance at Annual Meetings of Stockholders
Metropolitan Bank Holding Corp. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All of the Company’s directors, except for one, attended the 2023 Annual Meeting of Stockholders.
Communications with the Board
Any stockholder who wishes to contact the Company’s Board or an individual director may do so by writing to: Metropolitan Bank Holding Corp., 99 Park Avenue, 12th Floor, New York, New York 10016, Attention: Corporate Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. In addition, other interested parties may contact the Company’s independent directors by writing to the address above. Communications are reviewed by the Corporate Secretary of the Company and are then distributed to the Board or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary of the Company may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Corporate Secretary of the Company has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Board Meetings
The Company Board met fourteen times and the Bank Board met seventeen times during the fiscal year ended December 31, 2023. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he or she served (during the period in which he or she served) that were held during the fiscal year ended December 31, 2023.
Code of Ethics
The Company’s Board has adopted a code of ethics (the “Code of Ethics”) that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written request to the Corporate Secretary, Metropolitan Bank Holding Corp., 99 Park Avenue, 12th Floor, New York, New York 10016 or on the “Governance — Governance Documents” section of the “Investor Relations” page of Metropolitan Commercial Bank’s website at www.mcbankny.com.
If the Company amends or grants any waiver from a provision of the Code of Ethics that applies to its executive officers, the Company will publicly disclose such amendment or waiver on its website and as required by applicable law.

Human Capital Resources
Our employees are vital to our success and growth and are considered one of our greatest assets. The experience, knowledge, and customer service excellence they bring every day differentiates us from our competitors. We consider our relationship with our employees to be good. As of December 31, 2023, the Company employed 275 full-time employees, and 2 part-time employees, none of whom are represented by a collective bargaining agreement. This is an increase of 36 employees, or approximately 14.9%, from December 31, 2022 to support our expanding businesses and to support risk management in the Company’s Lending, Deposits and Cash Management business lines, as well as in the Financial Crimes Compliance, Human Resources, Risk Management, Operations and Technology groups.
Talent Acquisition and Retention
The Company employs a business model that combines high-touch service, emerging technologies, and the relationship-based focus of a community bank. We offer a suite of banking and financial services to businesses and individuals. Management seeks to hire, develop, promote, and retain well-qualified employees who are aligned with the Company’s business model and reflect the community.
The Company’s selection and promotion processes are designed to be without bias and include the active recruitment of minorities and women. The ratios of women and men in the Company are 47% and 53% at December 31, 2023, respectively, which is relatively unchanged from December 31, 2022. Approximately 35.4% of the employees identified as minorities at December 31, 2023, as compared to 34.4% at December 31, 2022. Within that percentage, 19.1% identify as women, which is unchanged from December 31, 2022. The Company defines minorities as the following groups based on the U.S. Department of Labor Affirmative Action definition: Black or African American, Hispanic, or Latino, Native Hawaiian or Other Pacific Islander, and American Indians/Alaskan Natives.
To attract and retain high performing talent, the Company offers competitive, performance-based compensation and a benefits plan that includes comprehensive health care coverage, supplemental healthcare benefits, a 401(k) plan with a Company match, company sponsored life and disability insurance, voluntary life and AD&D insurance, commuter benefits, flexible spending accounts and health savings accounts, wellness programs, an Employee Assistance Program, paid time-off and leave policies, including paid maternity/paternity leave. The Company also offers an Employee Referral Program that allows employees to earn a referral bonus by recommending candidates for open positions.
In 2023, the Company implemented a new recruiting platform to streamline and improve the candidate experience. The system is a collaborative tool and is a convenient way to easily record feedback and to create a structured interview process with the goal of creating a formal, bias-free hiring process. Following the implementation of the new recruiting platform, the Company implemented a new onboarding platform to engage and integrate new employees in preparing for their career with the Company. The Company also implemented a new background check and I-9 verification platform to improve the depth and timeliness of the background check and work authorization processes.
Training and Development
The training and development of employees is a priority. The Company encourages and supports the growth and development of its employees and, whenever possible, seeks to fill positions by promotion and transfer from within the organization. New job openings are posted internally with guidelines for employees to apply. This allows for career advancement and new learning opportunities, as well as benefiting the Company by organically building its bench strength to support future growth.
The Company conducts a comprehensive New Employee Orientation for all new hires. In 2023, the Company enhanced the New Employee Orientation to provide a more comprehensive welcome experience. All employees are required to complete assigned Compliance, BSA/Anti-Money Laundering, Enterprise Risk, Information Security/Cybersecurity, Fraud Prevention and technical training courses annually via the Company’s Learning Management System (“LMS”). Employees are also periodically assigned professional skills training via the LMS. The Board of Directors receives on-site training in these areas as well as through the LMS. Additional Cybersecurity and Information Security updates and refreshers are provided periodically throughout the year.

The Company provides in-person training to employees on topics such as Cybersecurity, Enterprise Risk, Compliance, Technology, Strategic Planning, Goal Setting, and Employee Benefits. In addition, informal learning opportunities are available for employees such as attending Committee meetings to better understand the business, meeting with senior level staff and cross-training within their own department, as well as other departments of interest. To further their education, employees are encouraged to attend external business-related training seminars, conferences, and networking opportunities, which are paid for by the Company.
In 2023, the Company offered on-site training on its’ 401(k) plan’s features and available investments. A licensed investment advisor delivered the educational sessions in a group setting and also provided one-on-one sessions for those who requested individualized guidance.
Formal Management Skills training was conducted in 2023 for those employees who were newly promoted, those seeking to be promoted, and those who were interested in a refresher on the guiding principles of management. The training was conducted by the American Management Association on-site at the Company headquarters over four days. In addition, onsite Conflict Management training was also conducted by the American Management Association over two days in a continued effort to build upon this Management Training Series. This training series will further support the development of employees.
The Company continues to utilize the Employee Career Path Program that it implemented in 2022 to empower employees to have direct input over their career path. The employee and their manager meet one-on-one to define a pathway for learning and career progression. They have regular check-ins throughout the year to ensure the employee is on track to accomplish the goals identified. A template is provided to the manager by Human Resources so both the manager and employee have the opportunity to document the goals they establish together, identify strengths, and areas for development, as well as document their next meeting dates. The program allows for clear and consistent communication throughout the process. In 2023, the Company implemented the Individual Career and Performance Goals Program as part of the New Hire Onboarding process to assist new hires and their managers in creating an open dialogue regarding their career and performance goals from the onset of their tenure.
In 2023, the Company conducted on-site Harassment Prevention and Diversity, Equity and Inclusion (DE&I) training to the Board of Directors and to all Company employees. The employee training consisted of separate manager and staff sessions. This training will be a continued focus going forward to maintain a professional and respectful working environment.
The Company has an Employee Engagement Committee (“EEC”) comprised of employees from many different departments who organize events to support community-based functions, employee interests, educational sessions around different cultures, and volunteerism, among other activities. A number of educational lunch and learn sessions were presented to employees in 2023 on various business activities in which the Company engages. These sessions were well received by the employees and the EEC plans on delivering additional sessions in 2024.
Environmental, Social and Governance (ESG)
In 2022, the Company formalized its ESG initiative and established the ESG Working Group. This cross-functional team comprising of representatives from across the Company reports to the Governance Committee, under the oversight of the Board of Directors. The ESG Working Group is responsible for (a) overseeing the Company’s efforts to identify and mitigate current and emerging ESG-related matters that may affect the business, operations, performance or public image of the Company, and progression of the Company’s overall ESG strategy; (b) evaluating and reporting on the Company’s overall ESG-related performance; and (c) overseeing the performance of personnel dedicated to each of the Company’s priority ESG topics.
During 2023, the Company partnered with a sustainability consultant in the execution of its ESG initiative. This included identifying ESG priorities through an analysis of industry trends, regulations, and feedback from internal stakeholder interviews and members of the ESG Working Group. The Company has also built out a governance structure and outlined an ESG roadmap. Moving forward, the ESG Working Group will lead the Company in implementing the ESG strategy, including specific programs and initiatives on priority ESG topic areas. Related progress and performance measurement will be highlighted in future public reporting.

Safety, Health and Welfare
The safety, health and wellness of our employees is a top priority. During the COVID-19 pandemic, the Company continued to responsibly serve the needs of its customers while prioritizing the health and safety of employees. The Company continues to monitor current law and guidance on COVID-19, and the Human Resources Department works closely with the employees to assist and provide accurate information.
Employee Wellness
The wellness of our employees is a priority. In 2023, the Company partnered with a corporate provider of fitness and wellness services. This benefit offers a wide range of workout activities and applications which offer activities like meditation, nutrition, therapy, and one-on-one sessions online. This membership is subsidized by the Company for the employees and has been well received. Additionally, the Company receives an annual reimbursement for a wellness initiative of the Company’s choosing from our healthcare benefits provider.
Anti-Hedging Policy
The Company’s Insider Trading Policy and Corporate Governance Guidelines each include a prohibition on hedging by its directors, executive officers and employees, even when permitted by law, to further align the Company’s executives, directors and employees with stockholders. The Company’s Insider Trading Policy and Corporate Governance Guidelines each prohibit the Company’s directors, executive officers and employees from engaging in speculative transactions in derivatives of the Company’s securities, such as puts, calls, options (other than those granted under the Company’s benefit plans) or other derivatives. Transactions that are otherwise designed to hedge or offset the economic risk of owning shares of Company common stock are also prohibited. The Company’s Corporate Governance Guidelines are available on the “Governance — Governance Documents” section of the “Investor Relations” page of Metropolitan Commercial Bank’s website at www.mcbankny.com.
Insider Trading Policy
The Company has policies and procedures in place that it believes are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and the NYSE listing standards. The Company’s Insider Trading Policy prohibits any director, executive officer or employee who is aware of material nonpublic information relating to the Company from, directly or through family members or other persons or entities, (i) buying or selling securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engaging in any other action to take personal advantage of that information or (ii) passing that information on to others outside the Company, including family and friends. In addition, the Company’s Insider Trading Policy provides that no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material. The Company’s Insider Trading Policy also prohibits, among other things, short-term trading of the Company’s securities, short sales of the Company’s securities, holding securities in a margin account, and hedging and other derivative transactions.
Committees of the Board
We conduct business through meetings of the Company’s Board and its committees. The Boards of Directors of the Company and the Bank have established the standing committees discussed below.
Standing Committees of the Company’s Board.   The standing committees of the Company’s Board include an Audit Committee of the Board (the “Audit Committee”), the Compensation Committee, and the Governance Committee. Each of these committees operates under a written charter available on the Company’s website at www.mcbankny.com. The charter governs the committees’ composition, responsibilities, and operations. The following table provides the membership of those committees and the number of meetings each committee held in 2023.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Mark J. DeFazio
Anthony J. Fabiano
Dale C. Fredston			X*
David J. Gold	X	X	X
Harvey M. Gutman			X
Terence J. Mitchell		X	X
Chaya Pamula	X
Robert C. Patent		X	X
Maria F. Ramirez	X
William Reinhardt	X*	X	X
Katrina Robinson			X
George J. Wolf, Jr.	X	X*
Number of meetings in 2023	12	5	5

*
Denotes Chairperson.

Standing Committees of the Bank’s Board of Directors.   The standing committees of the Bank’s Board of Directors include an Operational Risk Management Committee (the “ORM Committee”), Asset/Liability Management Committee (“ALCO”), Asset Recovery Group Committee (the “ARG Committee”), Credit Committee, Compliance Oversight Committee (the “COC”), and the Technology Committee. The following table provides the membership of those committees and the number of meetings each committee held in 2023.
Director	ORM Committee	ALCO	ARG Committee	Credit Committee**	COC	Technology Committee
Mark R. DeFazio**	X	X	X	X		X
Anthony J. Fabiano	X				X	X
Dale C. Fredston	X				X
David J. Gold**			X	X
Harvey M. Gutman**		X	X	X
Terence J. Mitchell	X*				X*	X
Chaya Pamula	X	X				X*
Robert C. Patent**		X	X*	X*
Maria F. Ramirez	X	X*
William Reinhardt**	X	X	X	X	X
Katrina Robinson	X	X
George J. Wolf, Jr.
Number of meetings in 2023	4	4	4	31	17	4

*
Denotes Chairperson.

**
Denotes permanent members of the Credit Committee — additional members rotate quarterly.

Each of the Company’s and the Bank’s Board of Directors may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and its corporate governance documents.
Corporate Governance and Nominating Committee.   The Governance Committee is responsible for making recommendations to the Company’s Board regarding candidates for directorships and determining the size and composition of the Board and its committees. In addition, the Governance Committee is responsible for making recommendations to the Board concerning governance matters. The Governance Committee has adopted a written charter that, among other things, specifies the scope of its authority and responsibilities. Among other things, the Governance Committee:
•
identifies qualified individuals to be directors consistent with the criteria approved by the Board and recommends director nominees to the full Board;

•
reviews the structure and composition of the committees of the Board;

•
develops and recommends procedures for reviewing stockholder recommendations for director nominees;

•
assists in setting the Company’s general strategy with respect to environmental performance, health and safety, corporate responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company and considers, recommends and reviews policies, practices, systems and disclosures that conform with the strategy;

•
reviews related party transactions as required;

•
develops and recommends any changes to the Corporate Governance Guidelines; and

•
annually reviews the Governance Committee’s charter and the committee’s performance.

The Governance Committee also conducts an annual evaluation to determine whether the Board and its committees are functioning effectively, which includes determining the evaluation method and criteria for the annual evaluation of the composition, competence and performance of the Board and its committees. The Governance Committee may retain consultants or advisors to assess the performance and effectiveness of the Board and its committees. The results of these evaluations are submitted to the Board, which takes appropriate action based on the Board’s assessment of the performance evaluations.
The Governance Committee is composed solely of members who satisfy the applicable independence requirements of the NYSE and as determined by the Board.
The Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business, including the skills categories highlighted in the “Director Skills” section and corresponding table above, and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, if the Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Governance Committee would solicit suggestions for director candidates from all Board members and may consider candidates submitted by stockholders. In addition, the Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.
The Governance Committee would seek to identify a candidate by evaluating the following criteria:
•
Contribution to the Board — The extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board;

•
Experience — The candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements;

•
Integrity — The candidate’s personal and professional integrity, honesty and reputation;

•
Stockholder Interests and Dedication — The candidate’s ability to represent the best long-term interests of the Company and its stockholders;

•
Independence — Any material relationships between a candidate and the Company and the Bank (including those set forth in NYSE listing rules) that might impact objectivity and independence of thought and judgment, as well as the candidate’s ability to serve on any Board committees that are subject to additional independence requirements;
•
Diversity — The diversity of gender, race, ethnicity, age, cultural background and professional experience of a candidate; and

•
Additional Factors — The current size of the Board, the number of independent directors and the need for Audit Committee expertise.

Procedures for the Consideration of Board Candidates Submitted by Stockholders
The Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Corporate Secretary of the Company, at Metropolitan Bank Holding Corp., 99 Park Avenue, 12th Floor, New York, New York 10016. In reviewing a candidate recommended by a stockholder, the Governance Committee will apply the criteria for candidates generally utilized by the Board of Directors and the Governance Committee from time to time and will consider the additional information referred to below. The submission by a stockholder must include the following information:
•
A statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance Committee;

•
A statement from the candidate that they will be willing to serve as a director if elected;

•
The name and address of the stockholder as they appear on the Company’s books, the number of shares and the length of holding period of the Company’s common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
A statement as to whether the stockholder is being compensated, financed or indemnified by any third party for making the proposal;

•
A representation that such stockholder intends to appear at the meeting to nominate the nominee named in the stockholder’s notice;

•
The name, age, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

•
A description of all arrangements or understandings between the nominating stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•
A statement of the candidate’s business background and experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board of Directors;

•
A notarized certification from the candidate regarding whether the candidate has been the subject of certain legal or administrative proceedings, bankruptcies, judgments, or orders;

•
A statement that such stockholder will notify the Company as promptly as practicable of any determination by the stockholder to no longer solicit proxies in support of the proposed nominee;

•
A description of any material pending legal or administrative proceedings involving the candidate; and

•
Such other information regarding the candidate or the stockholder required by the Company’s Amended and Restated Bylaws or as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Company at least 90 days before the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate will be timely if received by the Company no later than the 10th day following the day on which public announcement of the date of the annual meeting was first made.
Audit Committee.   The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements that may have a material impact on the Company’s financial statements, evaluation of the independent auditors’ qualifications and independence, and review of the performance of its internal audit and financial risk assessment function and independent auditors.
The Audit Committee has adopted a written charter that among other things, specifies the scope of its authority and responsibilities. Among other things, the Audit Committee:
•
appoints, evaluates and determines the compensation and independence of the Company’s independent auditors;

•
reviews and pre-approves both audit and permissible non-audit services to be performed by the Company’s independent auditors;

•
reviews the quality and integrity of the Company’s financial statements;

•
reviews disclosure controls and procedures, internal controls, the internal audit function and corporate policies with respect to financial information;

•
oversees any investigations into complaints concerning financial matters; and

•
annually reviews the Audit Committee charter and the committee’s performance.

The Audit Committee works closely with management as well as the Company’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
The Audit Committee is composed solely of members who satisfy the applicable independence and other requirements of the SEC and the New York Stock Exchange (the “NYSE”) for audit committees and all such members have been determined to be independent by the Board. The Audit Committee has determined that directors William Reinhardt and David Gold each qualify as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.
Audit Committee Report
Management has the primary responsibility for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee those processes. As part of its ongoing activities, the Audit Committee has:
•
reviewed and discussed with management and the independent public accountants, the Company’s audited consolidated financial statements for the year ended December 31, 2023;

•
met with the Company’s Chief Executive Officer, Chief Financial Officer, internal auditors and the Company’s independent registered public accounting firm, both together and in separate executive sessions, to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

•
received from and discussed with the independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with the independent registered public accounting firm their independence from the Company.
In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expressed an opinion on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles (“GAAP”). The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with GAAP, that the audit of the financial statements has been carried out in accordance with GAAP or that the independent registered public accounting firm is “independent.”
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (as amended, the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission under the Securities Act or the Exchange Act.
This report has been provided by the Audit Committee:
William Reinhardt (Chair)
Dale C. Fredston
David J. Gold
Terence J. Mitchell
Chaya Pamula
Compensation Committee.   The Compensation Committee is responsible for discharging the Board’s responsibilities relating to the compensation of the executive officers and directors. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its authority and responsibilities. Among other things, the Compensation Committee:
•
evaluates and modifies compensation strategies;

•
reviews and approves objectives relevant to executive officer compensation;

•
evaluates performance and recommends the compensation of the Chief Executive Officer and other executive officers in accordance with those objectives;

•
reviews and oversees the Company’s compensation and benefit plans;

•
recommends to the Board, compensation for directors;

•
prepares the Compensation Discussion and Analysis to be included in the Company’s proxy statements; and

•
annually reviews the Compensation Committee charter and the committee’s performance.

The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the NYSE and all such members have been determined to be independent by the Board. The Compensation Committee operates under a written charter.
Analysis of Compensation Risk.    In setting compensation, the Compensation Committee considers the risks to Company stockholders that may be inherent in the compensation program and to achievement of the Company’s goals. Based on its review, the Compensation Committee believes the Company’s compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee’s review also considered the Company’s internal controls, policies, and risk-mitigating components in the Company’s incentive arrangements currently in place.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, methodologies and our current practices with respect to the remuneration programs for our Named Executive Officers (“NEOs”). The compensation programs covering our NEOs are established, evaluated and maintained by the Compensation Committee. The Compensation Committee is comprised entirely of independent directors as defined by the NYSE listing requirements and SEC regulations. The NEOs for the fiscal year ended December 31, 2023 are:
•
Mark R. DeFazio: President and Chief Executive Officer

•
Scott Lublin: EVP and Chief Lending Officer

•
Greg Sigrist: EVP and Chief Financial Officer

•
Daniel Dougherty: EVP and Chief Financial Officer

•
Laura Capra: EVP and Head of Retail Banking

•
Nick Rosenberg: EVP and Head of Global Payments Group

Daniel Dougherty was promoted to Executive Vice President and Chief Financial Officer of the Company on November 6, 2023 following Gregory Sigrist’s resignation from those same positions on October 31, 2023.
2023 Financial and Strategic Highlights
In 2023, we delivered strong financial performance notwithstanding the significant challenges of the operating environment. The Fed Funds target rate was increased by a total of 75 basis points and the yield curve was significantly inverted throughout 2023. High and rising short term interest rates, combined with fierce competition for deposits led to a significant increase in our cost of funds during 2023. As well, the bank completed its exit from the crypto deposit vertical. Despite these headwinds, the Bank remains in a capable position to support our clients, with strong profitability, ample liquidity and strong capital levels. We were able to achieve the following results for 2023:
•
Net income was $77.3 million for 2023, or $6.91 per diluted common share, compared to $59.4 million for 2022, or $5.29 per diluted common share. 2022 results included a $35.0 million regulatory settlement reserve and 2023 results included a $5.5 million reversal of the regulatory settlement reserve.

•
Loans at December 31, 2023 were $5.6 billion, an increase of $784.3 million from December 31, 2022.

•
Total deposits at December 31, 2023 were $5.7 billion, an increase of $459.4 million from December 31, 2022 despite the outflow of $491 million of crypto-related deposits.

•
Net interest margin was 3.49% for 2023, unchanged from 2022.

•
2023 results include a $5.5 million reversal of the regulatory settlement reserve established in 2022.

•
At December 31, 2023, the Company and Bank were “well capitalized” across all measures of regulatory capital, with total risk-based capital ratios of 12.8% and 12.5%, respectively.

Pay Program and 2023 Compensation Overview
The Compensation Committee establishes and oversees the compensation practices, including the determination of base salary and annual and long-term incentives. The Compensation Committee understands the importance of human capital management to our long-term success. Compensation plans are designed to encourage the achievement of strategic objectives, to create stockholder value, to recognize individual performance, and to allow the Company to effectively compete for, retain and motivate talented executives critical to its success.

Element	Type	2023 Highlights
Base Salary	Fixed
When setting base salaries, the Compensation Committee considers factors such as experience, responsibilities, job performance, and market compensation information.
In 2023, the Compensation Committee approved base salary increases for all NEOs other than Mr. DeFazio.

Short-Term Cash Incentive Compensation (Annual Incentive Plan)	Variable
The Company maintains a performance-based annual cash incentive plan for the NEOs, which is contingent on the achievement of pre-established financial results for the Company and individual performance objectives tied to each NEO’s specific role and responsibilities. The financial performance metrics generally have threshold, target and maximum goals to further align pay with performance.

Long-Term Incentive Awards (Equity)	Variable
The Compensation Committee, in its discretion, determines equity grants for the NEOs after considering each executive’s performance, previous grant history, comparison to our peer group, and retention needs.

Compensation and Governance Practices
Our executive compensation programs have strong governance components that support the pay-for-performance philosophy of our Compensation Committee and align the executive compensation program with the long-term interests of our stockholders.
WHAT WE DO	WE DO NOT

✓
Use an independent compensation consultant that is retained by and reports to the Compensation Committee

✓
Tie a significant portion of executive compensation to performance

✓
Conduct an annual risk assessment of our compensation programs

✓
Mitigate compensation risk by subjecting annual and long-term incentive plans to payment caps

✓
Maintain a compensation clawback policy

✓
Use stock ownership guidelines for executive officers

Permit hedging of Company stock
Encourage excessive risk-taking through our compensation programs
Provide supplemental executive retirement plans
Offer excessive executive perquisites
Compensation Philosophy
Our compensation philosophy is aligned with the values that shape the Company’s culture: high performance, risk management, accountability and execution of the Company’s mission. The Company’s compensation programs reflect our culture of accountability and stability, encouraging financial safety and soundness while discouraging excessive risk taking in accordance with federal banking agency guidelines. We believe that compensation should closely reflect the achievement of results, which is reflected in our performance-based targeting philosophy. Utilizing performance measures that incentivize value creation for stockholders and are based on metrics of certain high-performing peers, we align the executive’s team priorities with stockholders’ interests and do not encourage unnecessary risk. We believe the long-term value of our carefully coordinated compensation approach will continue to produce strong stockholder returns.
The policies and underlying philosophy governing the Company’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:

•
Maintain a compensation program that is competitive in the marketplace.

•
Provide opportunities that align pay with the Company’s annual and long-term performance goals.

•
Align NEO compensation with the Company’s performance.

•
Manage the risk profile of the Company by aligning risk mitigation within the performance of individual and Company-wide goals.

•
Encourage achievement of strategic objectives and the creation of stockholder value.

•
Recognize and reward individual initiative and achievements while managing risk.

•
Maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

•
Allow the Company to compete for, retain and motivate talented executives critical to its success, consistent with its compensation philosophy.

Compensation Determination Process
Role of Compensation Committee
The Compensation Committee is responsible for the creation, implementation, and administration of the overall compensation program for the CEO and other executive officers. The Compensation Committee takes into consideration the recommendations of the CEO for executive officers other than himself, as well as considering and making recommendations concerning compensation, benefit plans, and implementation of sound personnel policies and practices Company-wide. The Compensation Committee has the following responsibilities:
•
Review the overall human resource development and compensation strategy for the CEO, executive officers and directors.

•
Evaluate CEO performance, approve annual goals and evaluate total compensation.

•
Evaluate and recommend to the Board the amount of and composition of the compensation of the Company’s non-CEO executive officers.

•
Evaluate the annual executive incentive compensation plan in light of participation, goals and budgetary considerations.

•
Review, evaluate and oversee the Company’s compensation and benefit plans, including the incentive and equity-based plans.

•
Administer the Company’s stock benefit plans.

The Compensation Committee reviews, evaluates and recommends to the full Board of Directors the amount of and composition of the compensation of the CEO and our non-CEO executive officers, including annual base pay, incentive compensation and/or equity grants. The full Board has ultimate responsibility for approving the compensation of our CEO and our non-CEO executive officers, after considering the recommendation from the Compensation Committee.
Role of Compensation Consultant
In 2023, the Compensation Committee continued to retain the services of FW Cook to provide executive compensation consulting services. FW Cook helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market, and FW Cook assisted in the preparation of certain proxy statement disclosures. FW Cook reported directly to the Compensation Committee, who has the authority, in its sole discretion, to retain any adviser to assist in the performance of its duties or to terminate any advisor to the Compensation Committee. The Compensation Committee determined that FW Cook is independent and that there is no conflict of interest resulting from retaining FW Cook during 2023 after taking into account the factors set forth in the SEC rules.

Role of Management
Management assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. The CEO and other executive officers may participate in Compensation Committee meetings to provide background information and other requested items but are not present during the voting on or discussions of their own compensation. The CEO provides recommendations to the Compensation Committee for the other NEOs regarding compensation, performance goals, and other employment-related matters, such as hiring, promotions, terminations and severance payments. The Compensation Committee considers the CEO’s recommendations but retains authority to approve or recommend to the Board of Directors compensation decisions to be approved.
Peer Group
The Compensation Committee worked with FW Cook to construct a peer group of banking companies with assets at the time of selection between $3 billion and $12 billion and payment processing companies with revenue at the time of selection between $60 million and $520 million that would have similar needs for executive talent. Although the decisions regarding the compensation levels are guided by the information provided from the peer group and market survey data, the Compensation Committee does not commit to setting our executive pay levels at any particular percentile of the peer group. The Compensation Committee also takes into account the prevailing economic environment, individual performance, experience and the current financial condition of the Company. The 2023 peer group was as follows:
Amalgamated Financial Corp. (AMAL)	Hingham Institution for Savings (HIFS)
Bank First Corporation (BFC)	Merchants Bancorp (MBIN)
Byline Bancorp, Inc. (BY)	National Bank Holdings Corporation (NBHC)
Cantaloupe, Inc. (CTLP)	Pathward Financial, Inc. (CASH)
Cass Information Systems, Inc. (CASS)	QCR Holdings, Inc. (QCRH)
ConnectOne Bancorp, Inc. (CNOB)	The Bancorp, Inc. (TBBK)
Enterprise Bancorp, Inc. (EBTC)	Univest Financial Corporation (UVSP)
EVO Payments, Inc. (EVOP)	Veritex Holdings, Inc. (VBTX)
First Foundation Inc. (FFWM)	Q2 Holdings, Inc. (QTWO)
2023 Pay Components and Compensation Decisions
Base Salary
Annual base salaries are the fixed portion of our NEOs’ cash compensation and are established after taking into account several factors including the executive’s experience, responsibilities, management abilities and job performance and market compensation information. The Compensation Committee believes that the 2023 base salaries of the Company’s NEOs are competitive with companies of similar size, including those in the peer group.
Pay adjustments, if any, are generally made annually, after reviewing overall Company performance, individual performance and market data. In 2023, the Compensation Committee approved base salary increases, ranging from 3.0% to 37.93%, for all NEOs other than our CEO. Our CEO did not receive an increase in base salary for 2023. The Compensation Committee determined the salary increases for the NEOs who received increases based on individual officer and Company performance, the specific duties and responsibilities of each officer (including Mr. Dougherty’s appointment to Executive Vice President and Chief Financial Officer), and a compensation comparison to external market data.

The table below shows the NEOs’ annual base salaries in 2022 and 2023.
Name	Title	2022 Base Salary	Increase Percentage	2023 Base Salary
Mark R. DeFazio	President & CEO	$980,000	0.0%	$980,000
Scott Lublin	EVP & CLO	$472,443	4.0%	$491,341
Greg Sigrist(1)	EVP & CFO	$374,920	3.0%	$386,168
Daniel Dougherty(2)	EVP & CFO	$290,000	37.93%	$400,000
Laura Capra	EVP & HRB	$373,161	4.0%	$388,088
Nick Rosenberg	EVP & HGPG	$404,771	3.0%	$416,915

(1)
Mr. Sigrist resigned from his positions as Executive Vice President and Chief Financial Officer of the Company on October 31, 2023.

(2)
Mr. Dougherty was promoted to Executive Vice President and Chief Financial Officer of the Company on November 6, 2023.

Short-Term Incentives — Amended and Restated Executive Annual Incentive Plan (“AIP”)
In accordance with the Company’s compensation philosophy, a significant portion of the compensation of our NEOs is performance-based and payable only if pre-established Company and individual performance objectives are achieved. For each NEO, target AIP bonuses subject to the achievement of specified performance goals are stated as a percentage of annual base salary. The target AIP bonuses payable to the NEOs for 2023 performance were, as a percentage of their respective annual base salary, as follows: Mr. DeFazio — 102%, Mr. Lublin — 100%, Mr. Dougherty — 75%, Ms. Capra — 100%, and Mr. Rosenberg — 100%.
The Compensation Committee reviews performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of our NEOs. Awards under the AIP are substantially based on formulaic scorecard results across performance measure categories. The Compensation Committee reviewed and approved scorecards for each NEO to be used for 2023 performance, which are summarized in the tables below. Payments under the AIP are contingent upon the achievement of pre-established goals relating to objective Company financial metrics for all NEOs, and upon the goals specific to each NEO’s area of responsibility. Each of the metrics has an assigned weight and the Compensation Committee established, as applicable, threshold, target, and maximum performance levels for each of the Company financial metrics. In addition, the Company may grant, subject to the approval of the Compensation Committee and the Board of Directors, discretionary short-term incentive payments.
In 2023, the Compensation Committee established a short-term incentive for Mr. DeFazio of $2.0 million, $1.0 million of which was subject to the achievement of specified targets and $1.0 million of which was subject to the discretion of the Board of Directors based on an evaluation of Mr. DeFazio’s overall performance in 2023. Upon attaining 100% of the target level of all the metrics shown below, 25% of the short-term incentive was payable in restricted stock units that vest 33.3% per year and 25% of the short-term incentive was payable in cash. The remaining 50% of the short-term incentive was payable in restricted stock units subject to a one-year cliff vesting schedule. All payments are subject to the approval of the Compensation Committee and Board of Directors.
In 2023, the Compensation Committee set a threshold payout at 50% of salary for Messrs. Lublin and Rosenberg and Ms. Capra upon attaining a threshold level of all the metrics, a target payout of 100% of salary upon attaining 100% of the target level of all the metrics, and a maximum payout of 150% of salary of the target opportunity upon attaining certain maximum performance levels. All payments are subject to the approval of the Compensation Committee and Board of Directors.
In 2023, prior to Mr. Dougherty’s promotion to Executive Vice President and Chief Financial Officer, the Compensation Committee set a threshold payout at 37.5% of salary for Mr. Dougherty upon attaining a threshold level of all the metrics, a target payout of 75% of salary upon attaining 100% of the target level of all the metrics, and a maximum payout of 112.5% of salary of the target opportunity upon attaining certain maximum performance levels. All payments are subject to the approval of the Compensation Committee and Board of Directors.

The measurements in the AIP for all NEOs are based on the approved 2023 budget in the strategic plan. Each of the NEOs also had additional objective metrics to reflect each individual’s specific area of control and responsibility, while retaining accountability for overall Company profitability, risk management and regulatory compliance. The AIP allows for objective goal measurement while also allowing for the exercise of judgment by the Compensation Committee and the Board of Directors. If the Board of Directors determines that a NEO has met or exceeded the requirements for a specific goal, the NEO is given 100% credit for the weighting of a particular category. However, if the Board of Directors determines that a category is met at the applicable threshold expected level, the NEO is given 85% credit for the weighting of a particular performance goal, and for Mr. DeFazio, there is no payout if the Board of Directors determines that a particular performance metric result is below target.
Performance measures, target award opportunities and results for 2023 for each Named Executive Officer are summarized in the tables below. For purposes of determining compliance with the performance measures, net income and ROATCE were each evaluated on an adjusted basis to account for the Company’s exit from the digital currency business and other compensation, compliance, legal and regulatory expenses. For further discussion of these adjustments, see “Pay versus Performance” below.
Mark DeFazio — President & CEO
	Performance Goals				Incentive Payout
	Threshold	Target(1)	Maximum	Outcome
Annual Net Income Growth of between 8% and 12% Per Year	—	$250,000	—	Target	$250,000(2)
ROATCE (15.0% to 15.6% dependent on Net Income range)	—	$450,000	—	Target	$450,000(3)
Safety and Soundness(4)	—	$300,000	—	Target	$300,000(5)
Total					$1,000,000

(1)
No payout if the Board of Directors determines that results are below Target.

(2)
Payable $150,000 in cash and $100,000 in restricted stock units, which vests in three equal annual installments beginning on the first anniversary of the date of grant.

(3)
Payable $150,000 in cash and $300,000 in restricted stock units, which vests in three equal annual installments beginning on the first anniversary of the date of grant.

(4)
The Compensation Committee determines the level and extent of the executive’s achievement in the management of the Bank’s safety and soundness during the performance period by reviewing the audits of the independent registered public accountant, the results of regulatory examinations, ALCO reports, write-offs, portfolio risk metrics and other metrics/indicators of the safety and soundness of the Bank.

(5)
Payable $200,000 in cash and $100,000 in restricted stock units, which vests in three equal annual installments beginning on the first anniversary of the date of grant.

Scott Lublin — EVP & CLO
	Performance Goals
	Threshold (85%)	Target (100%)	Maximum (118%)	Outcome	Incentive Payout(1)
Annual Net Income Growth of between 8% and 12% Per Year	$61,418	$122,835	$184,253	Target	$122,835
ROATCE (15.0% to 15.6% dependent on Net Income range)	$61,418	$122,835	$184,253	Target	$122,835
Annual Net Loan Growth (12% year over year)	$30,709	$61,418	$92,126	Maximum	$92,126
Net Increase of 60MM in Lending Deposit	$30,709	$61,418	$92,126	Maximum	$92,126
Net Charge Offs not to exceed 50 basis points	$30,709	$61,418	$92,126	Maximum	$92,126
No net increases in the number of material policy exceptions or in credit file required documentation	$30,709	$61,418	$92,126	Maximum	$92,126
Total(2)	$245,670	$491,341	$737,011		$614,176

(1)
Payable 25% in cash and 75% in restricted stock units, which vest in three equal installments beginning approximately one year after the date of grant.

(2)
Totals may not foot due to rounding.

Daniel Dougherty — EVP & CFO(1)
	Performance Goals
	Threshold (85%)	Target (100%)(2)	Maximum (118%)(3)	Outcome	Incentive Payout
Annual Net Income Growth of between 8% and 12% Per Year	$30,000	$60,000	$90,000	Target	$60,000
ROATCE (15.0% to 15.6% dependent on Net Income range )	$30,000	$60,000	$90,000	Target	$60,000
Become established as a trusted partner with executive owners on deposit sourcing and overall pricing	$12,000	$24,000	$36,000	Maximum	$36,000
Continue to enhance off-balance sheet funding sources and work across the Company teams to increase capacity, as appropriate	$12,000	$24,000	$36,000	Maximum	$36,000
Enhance & automate liquidity pipeline reporting process (loans and deposit options) and lead conversation with executive owners, as appropriate	$12,000	$24,000	$36,000	Maximum	$36,000
Continue to drive the weekly loan pricing/target process	$12,000	$24,000	$36,000	Maximum	$36,000
Implement internal IRR/Liquidity Platform	$12,000	$24,000	$36,000	Maximum	$36,000
Total(4)	$120,000	$240,000	$360,000		$300,000

(1)
Mr. Dougherty was promoted to Executive Vice President and Chief Financial Officer of the Company on November 6, 2023. Mr. Dougherty’s performance and incentive payout for 2023 was therefore determined consistent with the goals and targets established at the beginning of the performance period in connection with his prior role. Mr. Dougherty's scorecard will be established in a manner consistent with other NEOs for the 2024 performance period.

(2)
Payable 50% in cash and 50% in restricted stock units, which vest in three equal installments beginning approximately one year after the date of grant.

(3)
Payable 25% in cash and 75% in restricted stock units, which vest in three equal installments beginning approximately one year after the date of grant.

(4)
Totals may not foot due to rounding.

Laura Capra — EVP & Head of Retail Banking
	Performance Goals
	Threshold (85%)	Target (100%)	Maximum (118%)	Outcome	Incentive Payout(1)
Annual Net Income Growth of between 8% and 12% Per Year	$46,645	$97,022	$145,533	Target	$97,022
ROATCE (15.0% to 15.6% dependent on Net Income range)	$46,645	$97,022	$145,533	Target	$97,022
Net Deposit Growth of $250 million ($50MM DDA/$200MM money market interest bearing)	$48,511	$97,022	$145,533	Maximum	$145,533
Maintains high level of customer service satisfaction	$19,404	$38,809	$58,213	Maximum	$58,213
Assist in increasing lending deposit relationships	$9,702	$19,404	$29,107	Maximum	$29,107
Satisfactory retail audit reports	NA	$19,404	$19,404	Maximum	$19,404
Satisfactory retail regulatory reports	NA	$19,404	$19,404	Maximum	$19,404
Total(2)	$170,907	$388,088	$562,727		$465,705

(1)
Payable 25% in cash and 75% in restricted stock units, which vest in three equal installments beginning approximately one year after the date of grant.

(2)
Totals may not foot due to rounding.

Nick Rosenberg — EVP & Head of Global Payments
	Performance Goals
	Threshold (85%)	Target (100%)	Maximum (118%)	Outcome	Incentive Payout(1)
Annual Net Income Growth of between 8% and 12% Per Year	$52,114	$104,229	$156,343	Target	$104,229
ROATCE (15.0% to 15.6% dependent on Net Income range)	$52,114	$104,229	$156,343	Target	$104,229
GPG Pre-Tax Income of 4.895MM	$31,269	$62,537	$93,806	Maximum	$93,806
Deposit Growth of 150MM with 10% DDA growth	$31,269	$62,537	$93,806	Threshold	$31,269
Effectively manage the pipeline of new business through implementation	$10,423	$20,846	$31,269	Maximum	$31,269
Net new relationships increase by 6 to 10 programs year-over-year	$20,846	$41,691	$62,537	Target	$41,691
Assist in streamlining risk assessment of new clients and programs	$10,423	$20,846	$31,269	Target	$20,846
Total(2)	$208,457	$416,915	$625,372		$427,338

(1)
Payable 25% in cash and 75% in restricted stock units, which vest in three equal installments beginning approximately one year after the date of grant.

(2)
Totals may not foot due to rounding.

Long-Term Incentives
Long-term incentive awards, such as time-based restricted stock units and performance-based stock units, are the third key component of our NEOs’ total compensation. The Compensation Committee believes employee stock ownership is significant for our NEOs, thereby aligning the interests of employees and stockholders. The Compensation Committee also believes equity-based compensation complements the short-term cash incentive compensation and helps balance short-term decisions with long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of Company’s long-term success. This is also an important tool in retaining NEOs.
We provide long-term incentive awards to our executive officers through our stockholder-approved 2022 Equity Incentive Plan (the “Equity Plan”). The Compensation Committee approves all equity award grants and acts as an administrator of the Equity Plan. Factors considered by the Compensation Committee include each executive’s performance, previous grant history, comparison to our peer group and retention needs.
The Compensation Committee may grant a mix of time-based restricted stock units and performance-based restricted stock units. The table below shows the time-based restricted stock units that the Compensation Committee granted NEOs in 2023.
	2023 Long-Term Incentive Target Awards
Named Executive Officer	Time-Based Restricted Stock Units (#)	Performance-Based Restricted Stock Units (#)
Mark DeFazio	26,794	—
Scott Lublin	9,494	—
Greg Sigrist(1)	6,278	—
Daniel Dougherty(2)	1,786	—
Laura Capra	6,624	—
Nick Rosenberg	7,321	—

(1)
Mr. Sigrist resigned from his positions as Executive Vice President and Chief Financial Officer of the Company on October 31, 2023.

(2)
Mr. Dougherty was promoted to Executive Vice President and Chief Financial Officer of the Company on November 6, 2023.

Additional Compensation Elements
Employment Agreements and Change in Control Arrangements
The Company maintains employment agreements with Mr. DeFazio and Mr. Lublin and change in control agreements with Ms. Capra, Mr. Rosenberg and Mr. Dougherty. The employment agreements set forth Mr. DeFazio and Mr. Lublin’s base salary and employee benefits, as well as providing them with the opportunity to receive certain post-employment payments and benefits, including acceleration of equity awards in the case of certain involuntary terminations of employment without cause or resignations for good reason. The employment agreements also prohibit them from recruiting or soliciting our employees or customers or disclosing our confidential information or business practices. The change in control arrangements provide Ms. Capra, Mr. Rosenberg and Mr. Dougherty with the opportunity to receive certain post-employment payments and benefits in the case of certain qualifying terminations of employments following a change in control of the Company or Bank.
Executive Perquisites
Our NEOs do not receive perquisites other than transportation benefits which are detailed in the “Summary Compensation Table.”

Broad-Based Benefits Programs
Our NEOs participate in the benefit programs that are available to all full-time employees. These benefits include health, dental, vision, life insurance, short-term and long-term disability insurance, healthcare reimbursement accounts, paid vacation, and 401(k) plan matching contributions.
Other Compensation Considerations
Anti-Hedging Policies
The Company’s Insider Trading Policy and Corporate Governance Guidelines each include a prohibition on hedging by its directors, and executive officers and employees, even when permitted by law, to further align the Company’s executives, directors and employees with stockholders. The Company’s Insider Trading Policy and Corporate Governance Guidelines each prohibit the Company’s directors, executive officers and employees from engaging in speculative transactions in derivatives of the Company’s securities, such as puts, calls, options (other than those granted under the Company’s benefit plans) or other derivatives. Transactions that are otherwise designed to hedge or offset the economic risk of owning shares of Company common stock are also prohibited. The Company’s Corporate Governance Guidelines are available on the “Governance — Governance Documents” section of the “Investor Relations” page of Metropolitan Commercial Bank’s website at www.mcbankny.com.
Insider Trading Policy
The Company has policies and procedures in place that it believes are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and the NYSE listing standards. The Company’s Insider Trading Policy prohibits any director, executive officer or employee who is aware of material nonpublic information relating to the Company from, directly or through family members or other persons or entities, (i) buying or selling securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engaging in any other action to take personal advantage of that information or (ii) passing that information on to others outside the Company, including family and friends. In addition, the Company’s Insider Trading Policy provides that no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material. The Company’s Insider Trading Policy also prohibits, among other things, short-term trading of the Company’s securities, short sales of the Company’s securities, holding securities in a margin account, and, as noted below, hedging and other derivative transactions.
Clawback Policy
Consistent with the final SEC rule adopted in October 2022 to implement Section 954 of the Dodd Frank Act and the related NYSE listing standard, the Company adopted an Incentive Compensation Recoupment Policy, commonly referred to as a “clawback policy,” on September 26, 2023, which applies to incentive-based compensation received by an executive officer during the three prior fiscal years immediately preceding the year in which the Company is required to issue an accounting restatement. In the event of such an accounting restatement, the Company will seek to recover from executive officers any incentive-based compensation they received that would have been less had it been calculated based on the restated financial statements. Any compensation that is (i) granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure, and (ii) received on or after October 2, 2023, is subject to potential recoupment under this policy.
Stock Ownership Guidelines for Executive Officers
The Company adopted Stock Ownership Guidelines for Executive Officers on November 28, 2023, which encourage an equity interest in the Company at a level sufficient to assure the Company’s stockholders of the NEOs’ commitment to value creation while satisfying the executive officers’ need for portfolio diversification.
The current stock ownership targets are as follows:
•
CEO: 6x annual base salary.

•
Other NEOs: 3x annual base salary.

•
Other executive officers that are not NEOs: 1x annual base salary.

NEOs are expected to meet the requirements of the Stock Ownership Guidelines for Executive Officers within five years from the Effective Date of the Stock Ownership Guidelines or his/her initial appointment, whichever is later. The number of shares of Company common stock owned by each NEO is provided in the “Stock Ownership” section of this proxy statement.
Compensation Policy Risk Assessment
The Compensation Committee reviews the compensation of our NEOs, as well as the overall compensation practices for the organization. Performance incentive programs are reviewed and approved by the Compensation Committee, with the exception of our NEOs, whose compensation is reviewed by the Compensation Committee and subsequently presented to our full Board for approval. An important aspect of the review is an assessment of whether the programs encourage our NEOs or any other employee of the Company to take unacceptable risk, in the short or long term.
Upon due consideration of these items, the Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.
Tax Deductibility of Executive Officer Compensation
Under Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act enacted on December 22, 2017 (the “Tax Act”), publicly traded companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each “covered employee,” defined as the public company’s principal executive officer, principal financial officer, and three additional highest compensated officers during any taxable year of the company beginning after December 31, 2017. For tax years prior to January 1, 2018, compensation that was considered “qualified performance-based compensation” was exempt from this limit. The Tax Act provides “grandfathered” treatment for certain compensation in excess of the $1 million deductibility limitation, including compensation that is “qualified performance-based compensation” within the meaning of Section 162(m) prior to the Tax Act, if payable pursuant to a written binding contract in effect as of November 2, 2017 that is not modified in any material respect thereafter. Now that the qualified performance-based compensation exception is generally no longer available, the Compensation Committee may determine to award compensation that exceeds the deductibility limit under Section 162(m) or otherwise pay non-deductible compensation when it believes that other considerations outweigh the tax deductibility of compensation.
Stockholder Vote on Executive Compensation
At the annual meeting of stockholders of the Company held on May 31, 2023, the Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s NEOs (commonly referred to as a “Say-on-Pay” vote). The Company’s Board considered the recommendations of the stockholders and determined that the Company would not make any material modifications to the compensation decisions and policies for the NEOs.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is currently or was previously an officer or employee of the Company or the Bank. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any company or other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee of the Board
George J. Wolf, Jr. (Chairperson)
David J. Gold
Terence J. Mitchell
Robert C. Patent
William P. Reinhardt

COMPENSATION MATTERS
Summary Compensation Table
The following table sets forth certain information as to the total compensation paid to the Company’s President and Chief Executive Officer, its Executive Vice President and Chief Financial Officer and the three other most highly compensated executive officers of the Company for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021. Each individual listed in the table below is referred to as a “Named Executive Officer.”
Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Mark R. DeFazio President and CEO	2023	980,000	1,500,000	500,000	26,460	3,006,460
	2022	980,000	3,106,384	500,000	25,710	4,612,094
	2021	800,000	2,991,918	500,000	85,260	4,377,178
Gregory Sigrist(3) EVP and Chief Financial Officer	2023	386,168	351,488	—	11,200	748,856
	2022	374,920	389,340	117,163	10,710	892,133
	2021	360,500	220,500	129,780	9,480	720,260
Daniel Dougherty(4) EVP and Chief Financial Officer	2023	400,000	100,000	75,000	11,460	586,460
	2022	290,000	—	100,000	2,992	392,992
	2021	—	—	—	—	—
Laura Capra EVP and Head of Retail Banking	2023	388,088	370,829	116,426	11,460	886,803
	2022	373,161	367,830	123,610	10,710	875,311
	2021	355,391	360,469	122,610	9,480	847,950
Scott Lublin EVP and Chief Lending Officer	2023	491,341	531,498	153,544	11,460	1,187,843
	2022	472,443	424,918	177,166	10,710	1,085,237
	2021	449,946	2,204,540	250,000	9,480	2,913,966
Nick Rosenberg EVP and Head of Global Payments	2023	416,915	409,831	106,835	11,460	945,040
	2022	404,771	437,853	136,610	10,710	989,944
	2021	389,203	398,816	145,951	9,480	943,450

(1)
Amounts in this column represent the aggregate grant date fair value of stock awards granted during the year indicated with respect to performance during the prior year. For example, the stock awards granted to the Named Executive Officers in 2023 were for the 2022 performance year. The Named Executive Officers were also granted stock awards in 2024 for the 2023 performance year, which are not shown in the table above. The grant date fair values are calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions for these grants, see Note 14 (Stock Compensation Plan) to our Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2023.

(2)
For 2023, the amounts set forth in the All Other Compensation column from the table above includes the following items:

	All Other Compensation
Name	Life insurance premiums ($)	Transportation ($)	401(k) Employer Contribution ($)	Total ($)
Mark R. DeFazio	780	15,780	9,900	26,460
Gregory Sigrist	650	650	9,900	11,200
Daniel Dougherty	780	780	9,900	11,460
Laura Capra	780	780	9,900	11,460
Scott Lublin	780	780	9,900	11,460
Nick Rosenberg	780	780	9,900	11,460

(3)
Mr. Sigrist resigned from his positions as Executive Vice President and Chief Financial Officer of the Company on October 31, 2023.

(4)
Mr. Dougherty was promoted to Executive Vice President and Chief Financial Officer of the Company on November 6, 2023.

Employment Agreements.   The Company and Metropolitan Commercial Bank have entered into an employment agreement with each of Mark R. DeFazio and Scott Lublin. The employment agreements are substantially similar. Each employment agreement has an initial term of three years and automatically renews daily so that the remaining term will always be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salary for Mr. DeFazio is $1,000,000, and the current base salary for Mr. Lublin is $510,994.38. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, benefit plans applicable to executive officers and automobile benefits. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive unearned compensation or other benefits for any period after termination.
Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or if the executive resigns for good reason (as defined in the agreement) during the term of the agreement, then the executive would be entitled to a cash lump sum payment equal to three times (two times for Mr. Lublin) the executive’s base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately before the year in which such termination occurred. Section 409A of the Internal Revenue Code 1986, as amended, (the “Internal Revenue Code”) may require that a portion of the above payments cannot be made until six months after termination of employment. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.
In the event of a change in control of the Company or Metropolitan Commercial Bank, the executive would be entitled to a cash lump sum payment equal to three times (two times for Mr. Lublin) the executive’s base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately before the year in which such change in control occurred. In addition, in the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns for good reason (as defined in the agreement) in connection with or following a change in control, the executive would become fully vested in any outstanding unvested equity or equity-based awards. Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals” (as defined in the Internal Revenue Code) in connection with a change in control. Under Section 280G of the Internal Revenue Code, such “excess parachute payments” are also non-deductible to the Company. If payments that are contingent on a change in control to a disqualified individual (which includes the NEOs) exceed three times the individual’s “base amount” (as defined in the Internal Revenue Code), then the amount by which such amount exceeds one times the individual’s “base amount” will be deemed an “excess parachute payment.” Pursuant to his employment agreement, the Company will reimburse Mr. DeFazio for the amount of the excise tax, if any, and make an additional gross-up payment so that, after the payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, Mr. DeFazio would retain approximately the same net after-tax amounts under his employment agreement that he would have retained if there was no excise tax. Neither the Company nor the Bank is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an excess parachute payment, the excise tax reimbursement payment or the gross-up payment. Any payments made to Mr. Lublin will be reduced by the minimum dollar amount necessary to avoid exceeding three times his base amount.
In the event of a disability (as defined in the applicable disability insurance policies), Mr. DeFazio will receive benefits under any short-term or long-term disability plans maintained by Metropolitan Commercial Bank. In the event of a short-term disability, Mr. DeFazio will pay to the Company any amounts he receives as short-term disability payments from the short-term disability insurance policy and the Company will continue to compensate Mr. DeFazio, in the full amount owing to him, as if Mr. DeFazio had not suffered a disability. In the event of a long-term disability, Mr. DeFazio will pay to the Company any amounts he receives as long-term disability payments from the long-term disability insurance policy and the Company will continue to compensate him, in the full amount owing to him, as if he had not suffered a disability, for a period of 30 days. Within 30 days of the date of such disability, Mr. DeFazio would be entitled to a cash lump sum payment equal to three times his base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, him with respect to the year immediately before the year in which such disability occurred. In addition, Mr. DeFazio would become fully vested in any outstanding unvested equity awards. If Mr. Lublin suffers a disability, his obligations to perform services under his employment agreement would terminate and he would receive benefits under any disability program sponsored by Metropolitan Commercial Bank and become fully vested in any of his outstanding unvested equity or equity-related awards (including any performance-based restricted stock awards).
In the event of the executive’s death, the executive’s estate will be entitled to a lump sum cash payment, within 30 days of the date of death, equal to the amount of earned but unpaid base salary and benefits, three times (one time for Mr. Lublin) the executive’s base salary and an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately before the year in which such death occurred. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.
Upon the voluntary termination of the executive’s employment without good reason, each executive would be subject to certain restrictions on his ability to solicit employees of the Company and Metropolitan Commercial Bank for a period of one year following the date of termination of employment. Additionally, Mr. Lublin is also subject to certain restrictions on his ability to solicit customers of the Company and Metropolitan Commercial Bank and for a period of one year following the date of termination of employment.
Change in Control Agreements.   The Company and Metropolitan Commercial Bank have entered into a change in control agreement with each of Daniel Dougherty, Nick Rosenberg and Laura Capra. During the term of the agreement, if the executive terminates his or her employment for good reason (as such term is defined in the agreement) or the Company terminates his or her employment for a reason other than for cause (as such term is defined in the agreement) on or after a change in control (as defined in the agreement), then Messrs. Lublin and Rosenberg will receive a lump sum severance payment equal to two times (one times for Mr. Dougherty and Ms. Capra) base salary, and, for Mr. Rosenberg only, Mr. Rosenberg will also receive a lump sum severance payment equal to two times the highest rate of bonus earned by Mr. Rosenberg in any one of the three calendar years immediately preceding the year in which the termination of employment occurs. Notwithstanding the foregoing, the payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.
2022 Equity Incentive Plan.   The Company’s stockholders approved the 2022 Equity Incentive Plan to provide officers, employees and directors of the Company and its affiliates with additional incentives to promote the growth and performance of the Company. Subject to permitted adjustments for certain corporate transactions, the 2022 Equity Incentive Plan authorizes the issuance to participants of up to 358,000 shares of the Company’s common stock in the form of grants of restricted stock, restricted stock units and stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance metrics, or a combination of each. Only Awards that are forfeited, expired or settled in cash (or shares subject to awards that were granted under the 2019 Equity Incentive Plan and after March 15, 2022, are forfeited, expired, or settled in cash) are available for reissuance under the 2022 Equity Incentive Plan. Under the 2022 Equity Incentive Plan, the aggregate grant date fair value of all awards granted to any non-employee director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, may not exceed $800,000 (or $950,000 in the case of the Chairman of the Board).
The 2022 Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the 2022 Equity Incentive Plan; and interpret the 2022 Equity Incentive Plan.
The exercise price of stock options granted under the 2022 Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. All restricted stock awards, restricted stock units and stock option grants will be subject to conditions established by the Compensation Committee that are set forth in each recipient’s award agreement.
2019 Equity Incentive Plan.   The Metropolitan Bank Holding Corp. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) was frozen on May 31, 2022, which was the date the Company’s stockholders approved the Metropolitan Bank Holding Corp. 2022 Equity Incentive Plan. No awards may be granted under the 2019 Equity Incentive Plan on and after May 31, 2022. Outstanding awards under the 2019 Equity Incentive Plan, which were granted prior to May 31, 2022, continue to be subject to the terms and conditions of the 2019 Equity Incentive Plan.
Amended and Restated Executive Annual Incentive Plan.   The Amended and Restated Executive Annual Incentive Plan provides annual bonuses to key management personnel for their contributions to achieving strategic organizational objectives of the Company and Metropolitan Commercial Bank. Bonuses under the plan are determined based on Company-wide performance measurements. Information about the annual bonuses paid to the NEOs for the 2023 fiscal year are described under “Compensation Discussion and Analysis — Short-Term Incentives — Amended and Restated Executive Annual Incentive Plan.” At the end of each fiscal year, the Compensation Committee will calculate the amount of the award. Bonuses, if any, will be paid within two and one-half months of the close of the fiscal year end in cash, restricted stock awards, restricted stock units or in a combination of cash, restricted stock awards and restricted stock units.
Grant of Plan-Based Awards
The following table sets forth information on plan-based awards made to the NEOs in 2023.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)
Mark R. DeFazio	RSU	3/1/2023	—	—	—	—	—	—	26,794	1,500,000
	AIP		—	1,000,000	—	—	—	—	—	—
Gregory Sigrist	RSU	3/1/2023	—	—	—	—	—	—	6,278	351,488
	AIP		168,714	386,168	543,634	—	—	—	—	—
Daniel Dougherty	RSU	3/1/2023	—	—	—	—	—	—	1,786	100,000
	AIP		120,000	240,000	360,000	—	—	—	—	—
Laura Capra	RSU	3/1/2023	—	—	—	—	—	—	6,624	370,829
	AIP		170,907	388,088	562,727	—	—	—	—	—
Scott Lublin	RSU	3/1/2023	—	—	—	—	—	—	9,494	531,498
	AIP		245,670	491,341	737,001	—	—	—	—	—
Nick Rosenberg	RSU	3/1/2023	—	—	—	—	—	—	7,321	409,831
	AIP		208,457	416,915	625,372	—	—	—	—	—

(1)
The amounts in these columns represent the threshold, target and maximum amounts of potential cash incentive payments that may be earned under the AIP as established by the Compensation Committee. The AIP and awards are described under “Compensation Discussion and Analysis — Short-Term Incentives — Amended and Restated Executive Annual Incentive Plan.” The actual amounts earned by each executive, and which were paid in a mix of cash and restricted stock units, are disclosed in the Summary Compensation Table.

(2)
The amounts in these columns represent the target number of shares that may be earned with respect to PRSUs granted in 2023. These awards are described under “Compensation Discussion and Analysis — Long-Term Incentives.”

(3)
The amounts reported are the aggregate grant date fair value of RSU and PRSU awards computed in accordance with FASB ASC Topic 718. Refer to note (1) in the Summary Compensation Table for additional detail on the grant date fair value of awards. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.

Outstanding Equity Awards at Fiscal Year End
The following table provides information concerning unvested restricted stock awards for each NEO as of December 31, 2023. There were no unexercised stock options previously granted to any NEO as of December 31, 2023.
	Stock Awards
	Stock Award Grant Date	Number of shares or units of stock that have not vested	Fair value of shares or units of stock that have not vested(1)($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested(1)($)
Mark R. DeFazio	3/1/2023	8,931(2)	494,599	—	—
	3/1/2023	17,863(3)	989,253	—	—
	6/1/2022	—	—	20,800(4)	1,151,904
	2/23/2022	3,278(5)	181,536	—	—
	2/23/2021	3,280(6)	181,646	—	—
Daniel Dougherty	3/1/2023	1,786(2)	98,909	—	—
Laura Capra	3/1/2023	6,624(2)	366,837	—	—
	2/23/2022	2,411(5)	133,521	—	—
	2/23/2021	2,365(6)	130,974	—	—
Scott Lublin	3/1/2023	9,494(2)	525,778	—	—
	2/23/2022	2,786(5)	154,289	—	—
	5/3/2021	—	—	10,000(4)	553,800
	2/23/2021	1,951(6)	108,046	—	—
Nick Rosenberg	3/1/2023	7,321(2)	405,437	—	—
	2/23/2022	2,870(5)	158,941	—	—
	2/23/2021	2,617(6)	144,929	—	—

(1)
Based on the $55.38 per share trading price of the Company’s common stock on December 29, 2023.

(2)
Unvested RSUs granted on March 1, 2023. The units began vesting in three equal annual installments on March 1, 2024.

(3)
Shares vested on March 1, 2024.

(4)
Shares vested on February 28, 2024.

(5)
Unvested RSUs granted on February 23, 2022. The units began vesting in three equal annual installments on March 1, 2023.

(6)
Unvested RSUs granted on February 23, 2021. The units began vesting in three equal annual installments on March 1, 2022.

Option Exercises and Stock Vested Table
The following table provides information for each of our NEOs regarding the exercise of stock options and the vesting of stock awards during 2023, value realized upon the exercise of stock options and the vesting of stock awards is based on the market price of company stock on the applicable exercise or vesting date.
	Options Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Mark R. DeFazio	220,200	4,630,806	14,755	825,837
Gregory Sigrist	—	—	2,724	152,299
Laura Capra	—	—	3,571	199,655
Scott Lublin	—	—	3,345	187,019
Daniel Dougherty	—	—	—	—
Nick Rosenberg	—	—	4,053	226,603

(1)
Includes the gross number of RSUs that vested or were settled and paid in 2023, and includes any amounts that were withheld for applicable taxes.

(2)
This column does not reflect $1,071,552 realized by Mr. DeFazio upon vesting of 19,200 PRSUs on February 28, 2023 and $558,100 realized by Mr. Lublin upon the vesting of 10,000 PRSUs on February 28, 2023. The value of the vested PRSUs is based, in each case, upon the $55.81 closing price of the Company’s common stock on February 28, 2023. The delivery of the shares of common stock to be issued in respect of such PRSUs was deferred under the terms of the respective award agreements until February 28, 2024.

This proxy statement does not contain a pension benefits table since the Company did not maintain a defined benefit pension plan as of December 31, 2023.
Nonqualified Deferred Compensation
The following table sets forth information concerning certain restricted stock units awards that either previously vested or vested in 2023, but were not delivered until 2024.
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year (#)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
Mark R. DeFazio	—	—	—	—	2,170,896(2)
Gregory Sigrist	—	—	—	—	—
Laura Capra	—	—	—	—	—
Scott Lublin	—	—	—	—	1,107,600(3)
Nick Rosenberg	—	—	—	—	—
Daniel Dougherty	—	—	—	—	—

(1)
Value based on the $55.38 closing price of the Company’s common stock on December 29, 2023.

(2)
Reflects the value of restricted stock units relating to 39,200 shares of the Company’s common stock that were delivered to Mr. DeFazio on February 29, 2024. 19,200 of these shares of common stock vested on February 28, 2023, and the remaining 20,000 shares of common stock vested on February 28, 2022. The grant date fair value of these awards was reported in the “Stock Awards” column of the Summary Compensation table in the fiscal years granted. As previously disclosed, an additional 20,800 shares of the Company’s common stock vested on February 28, 2024 and were delivered to Mr. DeFazio simultaneously with the 39,200 shares.

(3)
Reflects the value of restricted stock units relating to 20,000 shares of the Company’s common stock that were delivered to Mr. Lublin on February 29, 2024. 10,000 of these shares of common stock vested on February 28, 2023, and the remaining 10,000 shares of common stock vested on February 28, 2022. The grant date fair value of these awards was reported in the “Stock Awards” column of the Summary Compensation table in the fiscal years granted. As previously disclosed, an additional 10,000 shares of the Company’s common stock vested on February 28, 2024 and were delivered to Mr. Lublin simultaneously with the 20,000 shares.

Potential Payments Upon Termination or Change-in-Control
The following table summarizes the estimated payments that would be made to the NEOs upon termination of employment as of December 31, 2023, pursuant to each executive’s employment agreement, change in control agreement and equity awards. The amounts shown do not include the executive’s vested account balance in the Bank’s 401(k) Plan. The amounts shown relating to unvested restricted stock awards, unvested restricted stock units and unvested performance stock units are based on the fair market value of the Company’s common stock on December 29, 2023, which was $55.38. The actual amounts to be paid to an executive can only be determined at the time of such executive’s separation from service with the Company.
The following table provides the estimated amount of compensation payable to Mr. DeFazio for each of the termination events listed below.
	Termination for Cause ($)(1)	Termination Without Cause or for Good Reason ($)(2)	Payments Due Upon Change in Control ($)(3)	Disability ($)(4)	Death ($)(5)
Cash severance	—	3,440,000	3,440,000	3,440,000	3,440,000
Restricted stock vesting(6)	—	2,998,938	2,998,938	2,998938	2,998,938
The following table provides the estimated amount of compensation payable to Mr. Lublin for each of the termination events listed below.
	Termination for Cause ($)(1)	Termination Without Cause or for Good Reason ($)(2)	Payments Due Upon Change in Control ($)(3)	Disability ($)(4)	Death ($)(5)
Cash severance	—	982,681	982,681	491,341	491,341
Restricted stock vesting(6)	—	1,421,633	1,421,633	1,421,633	1,421,633
The following table provides the estimated amount of compensation payable to Mr. Dougherty for each of the termination events listed below.
	Termination for Cause ($)(1)	Termination Without Cause or for Good Reason ($)(7)	Payments Due Upon Change in Control ($)(7)	Disability ($)(4)	Death ($)(5)
Cash severance	—	400,000	400,000	400,000	400,000
Restricted stock vesting(6)	—	104,785	104,785	104,785	104,785

The following table provides the estimated amount of compensation payable to Ms. Capra for each of the termination events listed below.
	Termination for Cause ($)(1)	Termination Without Cause or for Good Reason ($)(7)	Payments Due Upon Change in Control ($)(7)	Disability ($)(4)	Death ($)(5)
Cash severance	—	400,000	400,000	400,000	400,000
Restricted stock vesting(6)	—	668,838	668,838	668,838	668,838
The following table provides the estimated amount of compensation payable to Mr. Rosenberg for each of the termination events listed below.
	Termination for Cause ($)(1)	Termination Without Cause or for Good Reason ($)(7)	Payments Due Upon Change in Control ($)(7)	Disability ($)(4)	Death ($)(5)
Cash severance	—	1,125,732	1,125,732	1,125,732	1,125,732
Restricted stock vesting(6)	—	709,307	709,307	709,307	709,307

(1)
Upon a termination for “cause” (as defined in the applicable agreements), the executive will have no right to receive compensation or other benefits under the employment agreement. In addition, the executive will forfeit all non-vested restricted stock awards.

(2)
Under Mr. DeFazio and Mr. Lublin’s employment agreement, respectively, upon an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for “good reason” (as defined in the employment agreement): (i) Mr. DeFazio (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to the sum of: (i) three (3) times the executive’s base salary; plus (ii) an amount equivalent to the bonus payment received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which occurred such termination, and (ii) Mr. Lublin (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to two (2) times the executive’s base salary. If the executive is a “specified employee” (as defined in Section 409A of the Code), the amounts payable under the employment agreement may be paid on the first day of the seventh month following the executive’s separation from service. In addition, Messrs. DeFazio and Lublin’s employment agreements provide that in the event of an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for good reason, the executive shall become immediately vested in any outstanding unvested equity or equity-based awards.

(3)
Under Mr. DeFazio’s employment agreement, upon the occurrence of a change in control, Mr. DeFazio (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to the sum of: (i) three (3) times the executive’s base salary; plus (ii) an amount equivalent to the bonus payment received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which occurred such termination. Under Mr. Lublin’s employment agreement, upon an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for good reason in connection with or following a change in control, Mr. Lublin (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to two (2) times the executive’s base salary. In addition, Messrs. DeFazio and Lublin’s employment agreements provide that in the event of an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for good reason in connection with or following a change in control, the executive shall become immediately vested in any outstanding unvested equity or equity-based awards. Mr. DeFazio would also be entitled to receive a tax indemnification payment if payments under the employment agreement trigger liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.” Because the estimated payments to Mr. DeFazio are not expected to trigger liability under Section 280G of the Code, no tax indemnification payment is reflected in the above table. The employment agreement entered into with Mr. Lublin provides that the change in control severance payment will be reduced by the minimum dollar amount necessary to avoid an excess parachute payment. The above table discloses the full amount of Mr. Lublin’s severance payment, and it is possible that the payment amount would be required to be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.”
(4)
Under Mr. DeFazio’s employment agreement, in the event of a disability (as defined in the applicable disability insurance policies), Mr. DeFazio will receive benefits under any short-term or long-term disability plans maintained by Metropolitan Commercial Bank. In the event of a short-term disability, Mr. DeFazio will pay to the Company any amounts he receives as short-term disability payments from the short-term disability insurance policy and the Company will continue to compensate Mr. DeFazio, in the full amount owing to him, as if Mr. DeFazio had not suffered a disability. In the event of a long-term disability, Mr. DeFazio will pay to the Company any amounts he receives as long-term disability payments from the long-term disability insurance policy and the Company will continue to compensate him, in the full amount owing to him, as if he had not suffered a disability, for a period of 30 days. Within 30 days of the date of such disability, Mr. DeFazio would be entitled to: (x) a cash lump sum payment equal to three times his base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, him with respect to the year immediately before the year in which such disability occurred, (y) in addition, Mr. DeFazio would become fully vested in any outstanding unvested equity awards, and these amounts are shown in the above table. Under Mr. Lublin’s employment agreement, in the event of a disability, Mr. Lublin would be entitled to: a cash lump sum payment equal to one times his base salary and Mr. Lublin would become fully vested in any outstanding unvested equity awards, and these amounts are shown in the above table. Under Mr. Dougherty and Ms. Capra’s employment agreement, respectively, in the event of a disability, the executive would be entitled to a cash lump sum payment equal to one times their base salary. Under Mr. Rosenberg’s employment agreement, in the event of a disability, the executive would be entitled to a cash lump sum payment equal to two times his base salary.

(5)
Under Mr. DeFazio’s employment agreement, upon death, the executive’s beneficiary would be entitled to receive a payment equal to the sum of: (i) three (3) times the executive’s base salary; plus (ii) an amount equivalent to the bonus payment received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which occurred such termination. Under Mr. Lublin’s employment agreement, upon death, the executive’s beneficiary would be entitled to receive a payment equal to one (1) time the executive’s base salary. In addition, Messrs. DeFazio and Lublin’s employment agreements provide that upon death, both executives shall become immediately vested in any outstanding unvested equity or equity-based awards. Under Mr. Rosenberg’s employment agreement, upon death (subsequent to a change in control or termination of employment (as such terms are defined in the agreement), the executive’s beneficiary would be entitled to receive payment equal to two times the executive’s base salary. Under Mr. Dougherty and Ms. Capra’s employment agreement, respectively, upon death (subsequent to a change in control or termination of employment (as such terms are defined in the agreement), the executive’s beneficiary would be entitled to receive payment equal to one times the executive’s base salary.

(6)
The amount shown reflects the value of non-vested restricted stock awards, restricted stock units and performance shares that become vested.

(7)
Messrs. Dougherty and Rosenberg’s change in control agreements provide that if the executive terminates his employment for good reason (as such term is defined in the agreement) or the Company terminates his employment for a reason other than for cause (as such term is defined in the agreement) on or after a change in control (as defined in the agreement) and during the term of the agreement, then: (a) Mr. Rosenberg will receive a lump sum severance payment equal to two times the greater of his base salary as of the date of termination or the base salary in effect immediately prior to the date of a change in control and two times the highest rate of bonus earned by Mr. Rosenberg in any one of the three calendar years immediately preceding the year in which the termination of employment occurs, and (b) Mr. Dougherty will receive a cash severance amount equal to one times the greater of the executive’s base salary in effect as of the date of termination or the base salary in effect immediately prior to the date of a change in control, payable by lump sum. Notwithstanding the foregoing, the payments required under the change in control agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. The above table discloses the full amount of the payment, and it is possible that the payment amount would be required to be reduced to avoid liability under

Section 280G of the Code for the excise tax applicable to “excess parachute payments.” Ms. Capra’s change in control agreement provides that if the executive terminates employment in a qualifying termination (as such term is defined in the agreement), within twelve (12) months following a change in control for reasons other than good cause, the executive will be entitled to a payment equal to the executive’s annual base cash compensation.

CEO PAY RATIO
As required by applicable SEC rules, the Company is providing the following information about the relationship of the annual total compensation of the Company’s median employee to the annual total compensation of Mr. DeFazio, the Company’s Chief Executive Officer and President. For 2023, the Company’s last completed fiscal year:
•
the annual total compensation of the Company’s median employee was $118,083; and

•
the annual total compensation of the CEO as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $3,006,460.

Based on this information, for 2023 the CEO’s annual total compensation was approximately 25 times that of the annual total compensation of the Company’s median employee.
The Company took the following steps to identify its median employee, as well as to determine the annual total compensation of the Company’s median employee and its CEO.
1.
The Company determined that, as of December 31, 2023 (“Determination Date”), its employee population consisted of 277 individuals (275 full-time employees and 2 part-time employees).

2.
To identify the “median employee” from its employee population, the Company used the amount of “gross wages” for the identified employees as reflected in the Company’s payroll records for the period in the fiscal year through the Determination Date. For gross wages, the Company generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. The Company did not use any statistical sampling techniques.

3.
For the annual total compensation of the Company’s median employee, the Company identified and calculated the elements of that employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $118,083.

4.
For the annual total compensation of the CEO (inclusive solely of compensation paid or awarded by the Company), the Company used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement.

The required CEO pay ratio information reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from the Company’s, is likely not comparable to the Company’s SEC-required or supplemental CEO pay ratios.

PAY VERSUS PERFORMANCE
We are required by SEC rules to disclose the following information regarding compensation paid to our NEOs. The amounts set forth below under the headings Compensation Actually Paid (“CAP”) to our Principal Executive Officer (“PEO”) or CEO and Average CAP to non-PEO NEOs have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnote (2) below sets forth the adjustments from the Total Compensation for the PEO and non-PEO NEOs reported in the Summary Compensation Table above.
The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.” Because CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in the stock price and therefore, may be higher or lower than Summary Compensation Table compensation values.
Year(1)	Summary Compensation Table for PEO ($)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Fixed $100 Investment Based On:		Net Income (in millions) ($)	Non- GAAP Adjusted ROATCE(5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	3,006,460	2,805,553	871,001	721,022	115	116	77.3	16.8%
2022	4,612,094	2,045,247	960,656	249,561	122	116	59.4	16.6%
2021	4,377,178	8,378,208	1,928,708	3,506,689	221	125	60.6	15.2%
2020	2,034,435	1,013,573	901,166	621,579	75	91	39.5	12.9%

(1)
The PEO in all four reporting years is Mark DeFazio. The other NEOs in the 2023 reporting year are Laura Capra, Daniel Dougherty, Scott Lublin, Nick Rosenberg, and Gregory Sigrist. The other NEOs in the 2022 reporting year are Laura Capra, Scott Lublin, Nick Rosenberg, and Gregory Sigrist. The other NEOs in the 2021 reporting year are Scott Lublin and Nick Rosenberg. The other NEOs in the 2020 reporting year are Laura Capra and Scott Lublin.

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table values to determine CAP. For purposes of the pension valuation adjustments, NEOs do not participate in any defined benefit plan and as such are not included in the below table. The following tables detail the applicable adjustments that were made to determine CAP.

PEO Adjustments	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	3,006,460	4,612,094	4,377,178	2,034,435
Deduct Fair Value of Equity Awards included in Summary Compensation Table	1,500,000	3,106,384	2,991,918	499,980
Add Fair Value of Awards Granted in Current Year and Outstanding and Unvested at Year-End	1,483,852	2,085,836	5,224,444	238,076
Add Change in Fair Value of Awards Granted in Prior Years and Outstanding and Unvested at Year-End	(90,008)	(1,232,921)	397,882	(819,176)
Add Fair Value of Awards Granted and Vested in Current Year	0	0	0	117,889
Add Change in Fair Value of Awards Granted in Prior Years that Vested during Year	(94,751)	(313,378)	1,370,622	(57,671)
Deduct Fair Value of Equity Awards Granted in Prior Years Forfeited in the Covered Year	0	0	0	0
Total CAP	2,805,553	2,045,247	8,378,208	1,013,573

Non-PEO NEO Adjustments	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	871,001	960,656	1,928,708	901,166
Deduct Fair Value of Equity Awards included in Summary Compensation Table	352,729	404,985	1,301,678	247,484
Add Fair Value of Awards Granted in Current Year and Outstanding and Unvested at Year-End	279,392	233,668	2,328,053	117,823
Add Change in Fair Value of Awards Granted in Prior Years and Outstanding and Unvested at Year-End	(16,450)	(439,833)	159,560	(198,907)
Add Fair Value of Awards Granted and Vested in Current Year	0	0	0	58,370
Add Change in Fair Value of Awards Granted in Prior Years that Vested during Year	(13,279)	(99,945)	392,046	(9,389)
Deduct Fair Value of Equity Awards Granted in Prior Years Forfeited in the Covered Year	46,913	0	0	0
Total CAP	721,022	249,561	3,506,689	621,579

(3)
The fair value of performance shares/units reporting for CAP purposes in columns (c) and (e) reflects calculated performance at the end of the performance year for internal metrics, in accordance with FASB ASC 718. Performance share/units subject to internal metrics will ultimately vest based on measured performance through the end of the performance period.

(4)
Reflects the total shareholder return indexed to $100 per share for the KBW Regional Bank Index, which is the industry line peer group reported in our 2023 Form 10-K.

(5)
Adjusted ROATCE is a non-GAAP financial measure, and for purposes of our compensation program is defined as Adjusted Net Income divided by Average Tangible Common Equity. Adjusted Net Income is a non-GAAP financial measure, and the Company believes the use of this non-GAAP financial measure to adjust for the impact of certain circumstances, events and/or charges is appropriate because it excludes impacts that may not be reflective of the Company’s underlying operating performance. Average Tangible Common Equity is also a non-GAAP financial measure and is as reported in our fourth quarter 2023 earnings press release. These adjustments are made so that participants are compensated for the Company’s performance in comparison to planned levels and are neither penalized nor rewarded for the impact of such circumstances, events, and/or charges. In order to calculate the Company’s year-over-year Net Income growth for purposes of our compensation program, adjustments consistent with the nature and type of adjustments those shown below were made to the Net Income reported for the year ended December 31, 2022. As adjusted, the Net Income for the year ended December 31, 2022 was $95.5 million. The calculations of Adjusted ROATCE, Adjusted Net Income and Average Tangible Common Equity for the year ended December 31, 2023, compared to our audited financial statements, are set forth below.

Net Income Adjustments ($mm)
Net Income before income tax expense (GAAP)	106.9
Adjustments for:
Increase in cost of funds related to crypto deposit outflows	17.6
Decline in GPG Revenue	6.2
Increased operating expenses(A)	17.3
Partial Reversal of Regulatory settlement reserve	(5.5)
Adjusted Pre-tax net income	142.5
Estimated Tax rate	28%
Adjusted Net Income	103.0

Average Common Equity Adjustments ($mm)
Average common equity	621.0
Less: average intangible assets	9.7
Average tangible common equity	611.3
Adjusted Net Income	103.0
Divided by: Average Tangible Common Equity	611.3
Adjusted ROATCE	16.8%

(A)
Includes Compensation and benefits, Professional fees and FDIC assessments.

Tabular List of Financial Performance Measures
The following table identifies the most important financial performance measures used by the Company to link CAP to the Company’s NEOs in 2023 to Company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in “Compensation Discussion and Analysis.”
Financial Performance Measures
Adjusted ROATCE
Net Income
Loans

Analysis of the Information Presented in the Pay Versus Performance Table
The following charts show the relationship between the Company’s cumulative four-year total shareholder return (“TSR”) and that of the KBW Regional Bank Index, as well as CAP and the required financial performance measures in the Pay Versus Performance table above — Company TSR, Peer Group TSR, Net Income and the Company-selected measure of Adjusted ROATCE.

Director Compensation
The following table sets forth information regarding the compensation paid to the Company’s non-employee directors for the fiscal year ended December 31, 2023. Mr. DeFazio does not receive any additional compensation for service on the Company’s Board and Metropolitan Commercial Bank’s Board of Directors.
Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)(2)	Total ($)
Anthony J. Fabiano	84,000	140,950	224,950
Dale C. Fredston	136,500	140,950	277,450
David J. Gold(3)	238,500	140,950	379,450
Harvey M. Gutman(3)	181,000	140,950	321,950
Terence J. Mitchell	215,000	140,950	355,950
Chaya Pamula	147,500	140,950	288,450
Robert C. Patent(3)	212,000	140,950	352,950
Maria F. Ramirez	142,500	140,950	283,450
William Reinhardt(3)	454,500	140,950	595,450
Katrina Robinson	93,500	140,950	234,450
George J. Wolf, Jr.	149,500	140,950	290,450

(1)
As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB ASC Topic 718. Refer to note (1) in the Summary Compensation Table for additional detail on the grant date fair value of awards.

(2)
Based on closing price of $56.38 on date of grant, January 23, 2023. As of December 31, 2023, each of the directors had 2,500 shares of unvested restricted stock.

(3)
These were the permanent members of the Credit Committee of the Bank during 2023, which met 31 times in 2023.

Director Fees
Fees Paid In 2023
Non-executive directors received the following fees for their service as chairperson of the board and committees of the board, which were paid in cash.
Chair	Retainer
Board Chair	$75,000
Compensation Committee Chair	15,000
Audit Committee Chair	50,000
ORM Committee Chair	25,000
Governance Committee Chair	15,000
ARG Committee Chair	5,000
Credit Committee Chair	10,000
COC Chair	10,000
Technology Committee Chair	10,000

In addition, in 2023, non-executive directors each received the following fees for each committee meeting attended in person or by telephone.
Committee Meeting	Fee
Audit Committee	$5,000
Compensation Committee	4,000
Governance Committee	4,000
ARG Committee	3,500
Credit Committee	3,500
ORM Committee	3,500
ALCO	3,500
COC	3,500
Technology Committee	3,500
Transactions with Related Persons
Transactions by the Company or Metropolitan Commercial Bank with related parties are subject to certain regulatory requirements and restrictions, including the Federal Reserve Board’s Regulation W (which governs certain transactions by Metropolitan Commercial Bank with its affiliates), the Federal Reserve Board’s Regulation O (which governs certain loans by Metropolitan Commercial Bank to its executive officers, directors and principal stockholders, and their related interests), and applicable New York state laws.
Under applicable SEC and NYSE rules, related party transactions are transactions in which the Company is, or will or may be, a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include any (i) person who is or was (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of the Company, (ii) greater than five percent beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, and brothers-and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee). Related party transactions will be referred for approval to the Company’s Governance Committee. In determining whether to approve a related party transaction, the Governance Committee will consider, among other factors, the fairness of the proposed transaction, whether the transaction was undertaken in the ordinary course of business of the Company, the direct or indirect nature of the related party’s interest in the transaction, the appearance of improper conflict of interests for any director or executive officer, the size of the transaction, the amount of consideration payable to the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to the Company’s regulators, and the potential violations of applicable law or other corporate policies. Other than the insider loans as described below, there were no related party transactions in 2023.
The Sarbanes-Oxley Act of 2002 (“SOX”) generally prohibits the Company from making loans to the Company’s executive officers and directors, but it contains exemptions from such prohibition for certain loans made by an issuer to its officers and directors. On March 6, 2023, the Company, after discussing the matter with outside legal counsel (and without separate consideration by the Governance Committee), purported to make a loan to the Company’s President, Chief Executive Officer and Director, Mark DeFazio, in the amount of $7,468,000, with a fixed interest rate of 5.708% per annum (the “2023 Loan”), and Mr. DeFazio used substantially all of the proceeds to pay the exercise price in connection with the exercise of existing stock options and satisfy withholding tax obligations in connection with such exercise (the “Option Exercise”). In connection with the preparation of the Company’s 2023 proxy statement, management and the Executive Committee of the Board, along with outside counsel, reevaluated the 2023 Loan as well as a previously disclosed loan to Mr. DeFazio which was initially made on August 15, 2016 and subsequently extended on August 15, 2021 in the amount of $780,000 and having an interest rate of 2.1% per annum (the “2021 Loan”). As part of this reevaluation, the Company determined that the 2023 Loan and the 2021 Loan were likely impermissible under applicable law and/or regulations.

As a result of these determinations, and to the extent that the 2023 Loan and the Option Exercise were not void as a matter of law, on April 26, 2023, the Company entered into a Rescission Agreement with Mr. DeFazio. The Rescission Agreement provided, among other things, that the 2023 Loan and the Option Exercise would be rescinded and deemed null and void and that payments made in respect of the 2023 Loan, if any, would be returned. In connection with the entry into the Rescission Agreement, Mr. DeFazio repaid, in full, the 2021 Loan.
At December 31, 2023, the aggregate amount of extensions of credit to the Company’s directors, executive officers, principal stockholders and their associates was $0. As of the date hereof, such amount is $0.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has approved the engagement of Crowe LLP to be its independent registered public accounting firm for the year ending December 31, 2024, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Crowe LLP for the year ending December 31, 2024.
A representative of Crowe LLP is expected to attend the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.
Even if the engagement of Crowe LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Metropolitan Bank Holding Corp. and its stockholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2023 and 2022.
	2023	2022
Audit Fees	$567,026	$527,600
Audit-Related Fees	39,500(1)	12,500(2)
Tax Fees	—	—
All Other Fees	—	—

(1)
Fees for services rendered in connection with the Company’s Registration Statement on Form S-3, including review of the filing and consent to the independent registered public accounting firm’s audit report being included in the filing.

(2)
Fees for services rendered in connection with the Company’s Registration Statement on Form S-8, including review of the filing and consent to the independent registered public accounting firm’s audit report being included in the filing.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has considered whether the provision of non-audit services was compatible with maintaining the independence of Crowe LLP. The Audit Committee concluded that performing such services did not affect the independence of Crowe LLP in performing its function as the Company’s independent registered public accounting firm.
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement before the services begin or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of the Company’s engagement of Crowe LLP.
The Board recommends a vote “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

PROPOSAL 3 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Company values the opinions of its stockholders, and, in accordance with Section 14A of the Exchange Act, the stockholders have the opportunity to approve, on an advisory basis, the compensation of our NEOs (commonly referred to as a “Say-on-Pay” vote) as disclosed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, the related compensation disclosure tables, and the narrative discussion that accompanies the compensation disclosure tables. This is the Company’s second Say-on-Pay vote. The Company’s 2023 Say-on-Pay vote passed at a rate of 86.06%. The Board recommends that the stockholders vote to approve, on an advisory basis, the compensation of the NEOs.
As discussed in the CD&A, the Company’s executive compensation program is designed to assist in attracting and retaining key executives critical to its long-term success, to motivate these executives to create value for its stockholders, and to provide cost-effective, timely and desired services to its customers. The Compensation Committee, with the assistance of an independent compensation consultant, seeks to provide base salary and incentive-based compensation, including target annual cash incentive compensation and target long-term equity-based incentive compensation, that are competitive with the median level of compensation provided by the Company’s compensation peer group, to effectively link pay with performance.
The Compensation Committee evaluates the level of compensation, the mix of base salary, incentive-based compensation and retirement, and welfare benefits provided to each NEO. The Board has determined that the Company will annually hold an advisory, non-binding, stockholder vote on the compensation of the Company’s NEOs until the next required vote on the frequency of future executive compensation votes, which is required to occur no later than the annual meeting of stockholders to be held in 2029.
The Compensation Committee chooses performance goals under the annual incentive plan and the long-term incentive plan to support the Company’s short and long-term business plans and strategies. In setting targets for the short and long-term performance goals, the Compensation Committee considers the Company’s annual and long-term business plans and certain other factors, including pay-for-performance alignment, economic and industry conditions, and the practices of the Company’s compensation peer group. The Compensation Committee sets challenging, but achievable, goals for the Company and its executives to drive the achievement of short and long-term objectives.
For the reasons indicated above and more fully discussed in the CD&A, the Board recommends that the stockholders vote in favor of the following advisory resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation, Discussion and Analysis, compensation tables, and narrative discussion that accompanies the compensation disclosure tables, is hereby approved.”

PROPOSAL 4 — APPROVAL OF THE METROPOLITAN BANK HOLDING CORP.
AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN
The Board of Directors recommends that you vote FOR approval of the amendment and restatement of the Metropolitan Bank Holding Corp. 2022 Equity Incentive Plan (as amended, the “Amended and Restated 2022 Equity Incentive Plan”).
In the event that the proposal is not approved, we do not anticipate that we can provide any significant additional equity grants for the remainder of 2024 and until stockholders approve additional shares under the current Metropolitan Bank Holding Corp. 2022 Equity Incentive Plan (the “Current Equity Incentive Plan”). If the Amended and Restated 2022 Equity Incentive Plan is not approved and we are not able to use stock-based awards to recruit and compensate senior leaders and employees, we could be at a competitive disadvantage in terms of attracting and retaining talent, which could impede our future growth plans and other strategic priorities.
We believe that equity awards constitute an important component in a balanced, comprehensive employee compensation program, in accordance with our compensation philosophy and objectives of aligning pay with performance. Our pay-for-performance oriented culture relies heavily on stock-based compensation to align the interests of our employees with those of our stockholders. Because we rely on restricted stock units for payment of a significant portion of our annual incentives to a broad portion of our employee base, our use of equity-based compensation is necessarily greater relative to comparable financial institutions. This is evidenced by the fact that approximately 23% of our employees received equity grants from the Current Equity Incentive Plan in 2023. We do not believe it would be in our stockholders’ best interests if we were unable to provide these equity grants, which align our senior leaders and employees with stockholders to drive firm-wide performance and create long-term stockholder value.
Furthermore, if sufficient shares are not available, we may be forced to increase the cash component of our annual incentive program as a substitute for the missing equity component, which would increase cash compensation expense over time and use cash that might be better utilized if reinvested in our business.
As of April 4, 2024, we had only 3,133 shares available for grant under the Current Equity Incentive Plan. The Board has unanimously approved, upon the recommendation of the Compensation Committee, an amendment and restatement of the Current Equity Incentive Plan to increase the number of shares of our common stock that may be issued thereunder by 358,000. No other changes are being made to the material terms of the Current Equity Incentive Plan. This Amended and Restated 2022 Equity Incentive Plan is subject to the approval of our stockholders at the 2024 annual meeting. The last time we obtained stockholder approval to request shares for purposes of equity compensation was in 2022, when such approval of the Current Equity Incentive Plan authorized grants of 358,000 shares of common stock. A number of factors have affected the rate at which the shares authorized under the Current Equity Incentive Plan have been granted, including volatility in general macroeconomic conditions and in our stock price, which has resulted in the issuance of a higher number of shares to maintain incentive levels necessary for promoting the growth and performance of the Company.
The Board recommends a vote “FOR” the approval of the Amended and Restated Metropolitan Bank Holding Corp. 2022 Equity Incentive Plan.

Highlights of the Proposal
What is the purpose of this proposal?
We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, non-employee directors and other service providers of the highest caliber. Our stock incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee of the Board to implement them in ways that will make the most effective use of the shares that our stockholders authorize for incentive purposes. As a human capital-based business that must competitively attract, compensate, retain, and align our employees, the Current Equity Incentive Plan is a key component of our firm-wide compensation program.
Our pay-for-performance oriented culture relies heavily on stock-based compensation to align the interests of our employees with those of our stockholders. As a result, and by design, our pay mix is focused more heavily on equity-based compensation relative to comparable financial institutions. Our aim is to provide a meaningful portion of annual incentives in the form of stock, rather than cash, to further align the interests of our employees with those of stockholders. We grant shares primarily in the form of restricted stock units, which account for a significant portion of our annual incentive payments.
Because we rely on restricted stock units in lieu of cash compensation for payment of our annual incentives, our use of equity-based compensation is necessarily broader relative to other comparable financial institutions. This is evidenced by the fact that approximately 23% of our employees received equity grants from the Current Equity Incentive Plan in 2023.
In the event that the proposal is not approved, we do not anticipate that we can provide any significant additional equity grants for the remainder of 2024 and until stockholders approve additional shares under the Current Equity Incentive Plan. If sufficient shares are not available, we may be forced to increase the cash component of our annual incentive compensation as a substitute for the missing equity component. We believe this would not be in our stockholders’ best interests as it would (a) limit our ability to attract and retain key talent, (b) remove incentives aligning our senior leaders and employees with stockholders to drive firm-wide performance and create long-term stockholder value, and (c) increase cash compensation expense over time and use cash that might be better utilized if reinvested in our business.

How will the additional 358,000 shares affect our current stockholders?
Aggregate potential dilution (fully-diluted overhang) is intended to be a measure of the total potential stockholder dilution posed by an equity plan and outstanding equity awards. Over the long-term, we remain committed to managing our aggregate potential dilution. Based on (a) current total unvested equity awards outstanding and (b) potential future awards under the Current Equity Incentive Plan, if the Amended and Restated 2022 Equity Incentive Plan is approved by stockholders, our aggregate potential dilution would be 5.54% of fully-diluted common shares outstanding (as of April 4, 2024). This level of aggregate potential dilution is well below the median aggregate potential dilution of our compensation peer group (see details below).
The Compensation Committee, in consultation with its independent consultant, FW Cook, has evaluated current practices of financial institutions and other comparable companies in our marketplace in terms of aggregate potential dilution levels. The Compensation Committee’s analysis shows that, if our stockholders approve the additional 358,000 shares, our aggregate potential dilution (including outstanding equity awards under the Current Equity Incentive Plan) would be positioned well below the median of our peer group, as shown below (refer to page 61 for a detailed calculation of our aggregate potential dilution).
5.54%
Our aggregate potential dilution as of April 4, 2024, including the additional 358,000 shares in our amended Equity Incentive Plan.
6.28%
The median aggregate potential dilution of our peer group (calculations generally reflect data as of our peer companies’ 2022 fiscal year-ends, the most recent period for which complete information was publicly available at the time of the analysis).

How does the Company use equity?
We believe that equity awards constitute an important component in a balanced, comprehensive compensation program and we use equity more broadly relative to industry peers, in accordance with our compensation philosophy and objectives of aligning pay with performance. We use equity compensation to appropriately incentivize and align our senior leaders and other employees and to execute on our strategic plan to build stockholder value, while providing appropriate stockholder protections. Our most significant use of equity arises from our annual incentive compensation, where we grant a portion of our senior leaders’ and employees’ annual incentive compensation in restricted stock units in lieu of cash. In 2023, restricted stock units were granted to approximately 23% of our employees. Of all 2023 equity awards, 85% were awarded as part of annual incentive payments.
We believe the Amended and Restated 2022 Equity Incentive Plan is appropriately designed to align with our strategic plan, by allowing us to continue to pay a meaningful portion of annual incentive awards in the form of restricted stock units, in lieu of cash. This incentivizes long-term performance and aligns the interests of senior leaders and employees with those of stockholders. As a result of this strategy, a large majority of our total equity awards are granted in the form of annual incentives, as demonstrated below:

Majority of Equity Awards Granted As Annual Incentives, In Lieu of Cash

Will any other term of the Current Equity Incentive Plan change if this amendment and restatement is approved?
If this proposal is approved by stockholders, an additional 358,000 shares will be authorized and no other material terms of the Current Equity Incentive Plan will change.
Features of the Amended and Restated 2022 Equity Incentive Plan are aligned with market best practices, and include:
•
No “evergreen” provision (which would automatically increase the number of shares).

•
1-year minimum vesting period.

•
Prohibition against stock option repricing.

•
Double-trigger change-in-control provisions.

•
No 280G excise tax gross up.

•
Limitation of grants to non-employee directors.

•
Prohibition on recycling of equity awards.

•
No hedging or pledging of equity-based awards permitted by our employees (including executive officers) and non-employee directors.

Additionally, performance-based equity awards will be subject to recovery under our clawback policy (refer to page 34 for details).

Why does the Board of Directors recommend that I vote FOR this proposal?
Without your approval of this proposal, we do not anticipate having sufficient equity to grant any significant additional equity awards in 2024 and until stockholders approve additional shares under the Current Equity Incentive Plan. If sufficient shares are not available, we would be forced to increase the cash component of our annual incentive compensation to make up for the missing equity component. We believe this would not be in our stockholders’ best interests as it would (a) limit our ability to attract and retain key talent, (b) remove incentives aligning our employees and our senior leaders with stockholders to drive firm-wide performance and create long-term stockholder value (c) increase cash compensation expense and use cash that might be better utilized if reinvested in our business.
The ability to issue equity is fundamental to our compensation philosophy and core objectives for the following reasons:
•
Pay for performance — We pay for performance. Our employees’ annual incentives are based on our profitability, among other performance metrics. We grant a portion of our senior leaders’ and employees’ annual incentives in the form of restricted stock units in lieu of cash for services already performed and profits already generated. In 2023, these restricted stock unit awards for services already performed and revenue already generated have been granted to approximately 23% of our employees, and have made up 85% of the equity awards we have granted during the year.

•
Sustain and strengthen the franchise — We operate in a highly competitive industry and our results are driven in large part by the talents, expertise, and efforts of our employees. Our compensation program, including our ability to grant equity awards, is the primary means by which we attract and recruit new employees. In addition, our equity awards are restricted, which means they generally vest ratably over three years’ time only as long as an employee remains employed by the Company. These restrictions provide a powerful retention tool with respect to the senior leaders and employees upon whom the future growth and success of the Company depend.
•
Align risk and reward — We are committed to using a mix of compensation to create an environment that encourages increased profitability for the Company without undue risk taking. Our use of equity compensation in lieu of cash allows us to tie a portion of our senior leaders’ and employees’ compensation to the Company’s long-term results, performance, and financial strength.

•
Align employees with stockholders — By providing our senior leaders and employees with an ownership stake in the Company, our use of equity compensation incentivizes these employees to create long-term value for our stockholders.

Your approval of this proposal would allow us to continue to grant equity to attract and retain key talent and provide a meaningful portion of annual incentives in the form of equity compensation.

We Manage Our Equity Incentive Awards Carefully, and Aggregate Potential Dilution Is Reasonable
We continue to believe that equity awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. The table below shows our responsible overhang percentage.
Overhang as of April 4, 2024
The following table sets forth certain equity award information under the Current Equity Incentive Plan as of April 4, 2024 (unless otherwise noted) and reflects all currently outstanding equity awards. The Current Equity Incentive Plan is our only active equity incentive plan for purposes of granting new equity-based awards.
Aggregate Potential Dilution	As of 4/4/24(1)
Stock options outstanding (A)	0
Total full value shares (restricted stock awards / units and performance-based RSUs) outstanding (B)	294,744
Remaining shares available for grant under Equity Incentive Plan (C)	3,133
Additional shares being requested under the amended Equity Incentive Plan (D) (2)	358,000
Basic common shares outstanding as of record date (E)	11,191,958
Aggregate potential dilution (fully-diluted overhang): = (A+B+C+D) / (A+B+C+D+E)	5.54%

(1)
Unless otherwise noted.

(2)
Assuming the Amended and Restated 2022 Equity Incentive Plan is approved by stockholders.

Share Usage
The following table sets forth information regarding stock settled, time-based equity awards granted, and performance-based equity awards earned, over each of the last three completed fiscal years:
	2023	2022	2021
Stock options granted	—	—	—
Time-based restricted stock awards / units granted	198,498	83,151	78,582
Performance-based RSUs earned	30,800	29,200	30,000(1)
Weighted average basic common shares outstanding	11,060,110	10,929,021	9,011,700
Share usage rate (“burn rate”)	2.07%	1.03%	1.20%

(1)
Reflects earned portion of 2021 PRSU award (earned in 2021, the year of performance achievement) and fully-earned 2018 PRSU award (earned in 2020, the year of performance achievement).

Note that amounts in the table above differ from the amounts reported in the Company’s annual Form 10-K filings as the performance-based restricted stock awards are included in the year in which the performance criteria were achieved.
Key Features of the Amended and Restated 2022 Equity Incentive Plan
The following summarizes the key features of the Amended and Restated 2022 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Amended and Restated 2022 Equity Incentive Plan, a copy of which is attached hereto as Appendix A. Unless indicated otherwise, capitalized terms are defined in the Amended and Restated 2022 Equity Incentive Plan and no other material terms of the Current Equity Incentive Plan will change.

Key Attribute	Feature	Discussion
Equity Award Types	Stock Options (non-qualified stock options and incentive stock options), Restricted Stock and Restricted Stock Units.	The Amended and Restated 2022 Equity Incentive Plan provides the Company with equity award types predominately used in the marketplace to provide flexibility in meeting its compensation objectives.
Award Vesting Criteria: Performance Awards and Service-Based Awards
The vesting of Awards may be subject to the achievement of performance measures as determined by the Compensation Committee or subject to time-based vesting over a period of continuous service (i.e., service-based).

Based on the Compensation Committee’s evaluation of current market practices and past Company practices, a portion of equity award grants under the Amended and Restated 2022 Equity Incentive Plan is expected to be subject to performance-based vesting. The Compensation Committee intends to continue to use a third-party independent compensation consultant to review its equity award grant practices.

Minimum Vesting Period
The Compensation Committee will determine the vesting schedule or performance criteria for each Award. Subject to certain limited exceptions as set forth in the Amended and Restated 2022 Equity Incentive Plan, at least 95% of the Awards under the Amended and Restated 2022 Equity Incentive Plan will vest no earlier than one year after the grant date.
The Compensation Committee will set the vesting schedule or conditions as a part of its view that equity awards are a longer-term compensation element.
Prohibition Against Stock Option Repricing
Unless approved by the Company’s stockholders, neither the Compensation Committee nor the Board of Directors will have the right to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a Stock Option previously granted under the Amended and Restated 2022 Equity Incentive Plan (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Stock Options or other Awards), except in the event of a Change in Control or certain corporate transactions set forth in the Amended and Restated 2022 Equity Incentive Plan (including stock splits, and stock dividends) or adjustments approved by the Company’s stockholders.
The Compensation Committee believes that repricing Stock Options is contrary to the objectives of Stock Options and would not be in alignment with the interest of stockholders.

Key Attribute	Feature	Discussion
No Dividends or Dividend Equivalents on Unvested Awards
Dividends or dividend equivalents payable on unvested awards subject to time-based vesting or performance-based vesting shall be distributed to a participant on or after the vesting date of such award. If the underlying award does not vest, the participant will not receive such dividends or dividend equivalents.
The Compensation Committee believes that the timing of dividend and dividend equivalent payments is appropriately aligned with the interests of stockholders.
Acceleration of Vesting — Committee Discretion	Vesting of Awards may be accelerated by the Compensation Committee, at its discretion.
The Compensation Committee determined that discretion to accelerate awards is important to allow the Company to respond to employment-related matters or other unforeseen circumstances that could warrant consideration of acceleration.

Acceleration of Vesting — Termination of Service without Cause or Resignation for Good Reason following a Change in Control (i.e., an Involuntary Termination of Service)
Unless otherwise specified by the Compensation Committee:
All unvested service-based Awards will vest upon an Involuntary Termination of Service within 24 months following a Change in Control. Stock Options will remain exercisable for one year following an Involuntary Termination of Service following a Change in Control.
All Performance Awards will vest upon an Involuntary Termination of Service following a Change in Control based on the greater of actual performance or at the target level.

The Compensation Committee determined that a “double trigger” in connection with a Change in Control weighs the Company’s need for a meaningful retention tool with any future acquirer’s ability to appropriately manage human resources during any merger integration. The Amended and Restated 2022 Equity Incentive Plan does not contain a “single trigger” or 280G excise tax gross-ups.

Share Limitations
The maximum number of shares of stock that may be delivered to participants under the Amended and Restated 2022 Equity Incentive Plan is 716,000 shares, subject to adjustment as set forth in the Amended and Restated Equity Incentive Plan, less any grants made prior to the date hereof under the Current Equity Incentive Plan (any of which may be granted as Incentive Stock Options).
As of April 4, 2024 (the latest practicable date before the printing of this Proxy Statement) the closing price of the Company’s common stock, as reported on the New York Stock Exchange, was $35.74.

The Compensation Committee evaluated a number of factors in determining the appropriate plan size, including past grant practices, the grant practices of peer banks, the stockholder value transfer to participants, and guidelines of proxy advisors.

Key Attribute	Feature	Discussion
Limitation of Grants to Non-Employee Directors
The aggregate grant date fair value of all Awards granted to any non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $800,000 (or $950,000 in the case of a Chairman of the Board).

The Compensation Committee expects that it will continue to use the services of an independent compensation consultant to assist it in making equity award grants, but believes it is important to provide calendar year compensation limitations for its non-employee directors.

Prohibition on Recycling of Equity Awards
Only Awards that are forfeited, expired or settled in cash are available for reissuance under the Amended and Restated 2022 Equity Incentive Plan. Shares tendered or withheld to pay the exercise price of a Stock Option or to cover taxes related to any Award are not again available for grant.

The Compensation Committee believes that conservative recycling of equity awards is an important provision in the Amended and Restated 2022 Equity Incentive Plan and properly aligns with the interests of stockholders.

Automatic Exercise of Stock Options
At the Compensation Committee’s discretion, Stock Options that are exercisable but unexercised as of the day immediately before their expiration date may be automatically exercised on behalf of a participant, in accordance with procedures established by the Compensation Committee.
The Compensation Committee believes that providing for an automatic exercise is in the best interest of the Company and participants and provides an efficient mechanism to exercise Stock Options.
Equitable Adjustments; Performance Measures
If shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, such adjustments and other substitutions will be made to the Amended and Restated 2022 Equity Incentive Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number and kinds of shares for which grants may be made under the Amended and Restated 2022 Equity Incentive Plan, the maximum number of shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and

The Company believes these “equitable adjustment” provisions are standard market practice and are only utilized by the Committee, in its discretion, to the extent it deems doing so is appropriate and retains the intended value of Awards.

Key Attribute	Feature	Discussion

option or exercise price of securities subject to outstanding Awards granted under the Amended and Restated 2022 Equity Incentive Plan.
In establishing any performance measures for Awards under the Amended and Restated 2022 Equity Incentive Plan, the Committee may provide for the exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Performance measures will be modified, to the extent applicable, to reflect a change in the outstanding shares by reason of any stock dividend or stock split, or a corporate transaction, as described in the Amended and Restated 2022 Equity Incentive Plan.

Equity Compensation Plan Information
As of December 31, 2023, the Company had the following equity awards outstanding:
Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted- Average Exercise Price of Outstanding Options and Restricted Stock Units
Number of
Securities
Remaining
Available For
Future Issuance
Under Equity
Compensation
Plans (Excluding
Number of
Securities To be
Issued Upon
Exercise of
Outstanding
Options and
Restricted Stock
Units)

Equity Compensation Plans Approved By Security Holders	323,852	$63.98	1,193
Equity Compensation Plans Not Approved By Security Holders	—	—	—
Total	323,852	$63.98	1,193
Federal Income Tax Considerations
The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Amended and Restated 2022 Equity Incentive Plan.
Non-Qualified Stock Options.   The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options.   The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). The Company will not be entitled to a tax deduction upon the exercise of an incentive stock option.
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Restricted Stock.   A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value.
Restricted Stock Units.   A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, the Company will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.
Dividend Equivalent Rights.   The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of Company stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction.
Withholding of Taxes.   The Company may withhold amounts from participants to satisfy tax withholding requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.
Change in Control.   Any acceleration of the vesting or payment of awards under the Amended and Restated 2022 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.
Not Tax Advice.   The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Amended and Restated 2022 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Amended and Restated 2022 Equity Incentive Plan. Participants should consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them.
By Accounting Treatment
Under GAAP, the Company is required to recognize compensation expense in its financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards and restricted stock units).
Awards to be Granted
The Board of Directors adopted the Amended and Restated 2022 Equity Incentive Plan, and the Compensation Committee intends to meet after stockholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards. As of March 31, 2024, there were 11 non-employee directors and approximately 76 employees eligible to receive awards under the Amended and Restated 2022 Equity Incentive Plan.
The Board recommends a vote “FOR” the approval of the Amended and Restated Metropolitan Bank Holding Corp. 2022 Equity Incentive Plan.

STOCKHOLDER PROPOSALS
To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Metropolitan Bank Holding Corp.’s executive office, 99 Park Avenue, 12th Floor, New York, New York 10016, no later than December 23, 2024, the 120th day before the anniversary date of this proxy statement. If next year’s annual meeting is held on a date that is 30 days or more from May 29, 2025, any stockholder proposal must be received at a reasonable time before the Company prints or mails its proxy materials for such meeting. Any such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act.
For a stockholder proposal to take action that is not intended to be included in the Company’s proxy statement for the 2025 annual meeting of stockholders, a stockholder must provide written notice of such proposal to the Corporate Secretary of Metropolitan Bank Holding Corp. at the principal executive office of Metropolitan Bank Holding Corp. by no later than the close of business on January 22, 2025, which is the 90th day before the anniversary date of this proxy statement; provided, that if the date of the annual meeting is advanced more than 30 days or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice will be timely if delivered or mailed to and received by the Corporate Secretary of Metropolitan Bank Holding Corp. at the principal executive office of Metropolitan Bank Holding Corp. not later than the 10th day following the day on which public disclosure of the date of such meeting is first made. Any such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act.
The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (1) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of such stockholder as they appear on the books of Metropolitan Bank Holding Corp. and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the number of shares of capital stock that are owned beneficially or of record by such stockholder and such beneficial owner; (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2025 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is April 1, 2025.
A notice with respect to director nominations must include: (1) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Board; (2) a statement from the candidate that they will be willing to serve as a director if elected; (3) the name and address of the stockholder as they appear on the Company’s books, the number of shares that are owned beneficially by the stockholder and the holding period of the Company’s common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required); (4) a representation as to whether such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice; (5) the name, age, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided); (6) a description of all arrangements or understandings between the proposing stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (7) a statement of the candidate’s business background and experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board; and (8) such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.
Nothing in this Proxy Statement will be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board, as holders of the proxies, will act as determined by a majority vote.
MISCELLANEOUS
The cost of solicitation of proxies will be borne by Metropolitan Bank Holding Corp. Metropolitan Bank Holding Corp. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. Georgeson LLC will assist us in soliciting proxies, and we have agreed to pay them a fee of $13,500 plus reasonable expenses for their services. In addition to solicitations by mail, directors, officers and regular employees of Metropolitan Bank Holding Corp. may solicit proxies personally or by telephone without additional compensation. The Company’s 2023 Annual Report to Stockholders is included with this Proxy Statement. Any stockholder may obtain a copy of the Annual Report on Form 10-K through the Company’s website, www.mcbankny.com, by clicking the Investor Relations tab and selecting “SEC Filings” under the “Filings & Financials” tab, or by calling us or writing us at the address below. Such annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.
Investor Relations
Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
Phone: (212) 365-6721
IR@mcbankny.com

Appendix A
METROPOLITAN BANK HOLDING CORP.
AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN
RECITALS
WHEREAS, the stockholders of Metropolitan Bank Holding Corp. (the “Company”) previously approved the Metropolitan Bank Holding Corp. 2022 Equity Incentive Plan (the “2022 Plan”) at the 2022 annual meeting of stockholders of the Company on May 31, 2022; and
WHEREAS, the Board of Directors (the “Board” or “Board of Directors”) of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to amend and restate the 2022 Plan in order to increase the maximum number of shares of the Company’s common stock reserved for issuance under the 2022 Plan from 358,000 to 716,000 and to make certain other updates and conforming revisions.
NOW, THEREFORE, the Company, upon receipt of stockholder approval of the Company’s Amended and Restated 2022 Equity Incentive Plan (the “Plan”), hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:
ARTICLE 1
GENERAL
Section 1.1   Purpose, Effective Date and Term.   The purpose of the Plan is to promote the long-term financial success of the Company and its Subsidiaries, including Metropolitan Commercial Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of Company Stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements. The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. For the avoidance of doubt, no further awards shall be granted under the Metropolitan Bank Holding Corp. 2019 Equity Incentive Plan (the “2019 Equity Plan”), which shall remain in existence solely for the purpose of administering outstanding grants under the 2019 Equity Plan. The amendment and restatement of the 2022 Plan has no effect on Awards outstanding under the 2022 Plan and such Awards will remain subject to the terms and conditions of the Plan.
Section 1.2   Administration.   The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.
Section 1.3   Participation.   Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees and Directors.
Section 1.4   Definitions.   Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.
ARTICLE 2
AWARDS
Section 2.1   General.   Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions provided by the Committee with respect to the Award in an Award Agreement. Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:
(a)   Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board of Directors, whichever is earlier, or (ii) to a non-employee. Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan to an employee shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any modification will be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).
(b)   Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.
(c)   Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of Stock multiplied by the number of Restricted Stock Units being settled.
(d)   Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1 under “Performance Award.”
Section 2.2   Stock Options.
(a)   Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of Stock Options covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Stock Options may be granted as Performance Awards.
(b)   Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or a director of an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the

Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
(c)   Prohibition of Cash Buy-Outs of Underwater Stock Options.   Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without stockholder approval.
(d)   Prohibition Against Repricing.   Except for adjustments pursuant to Section 3.4 or as otherwise approved by the Company’s stockholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Stock Options or other Awards), replacement grants, or other means; provided that the foregoing does not apply to cancellation or replacements that occur in connection with a Change in Control of the Company pursuant to the terms of this Plan.
(e)   Prohibition on Paying Dividends.   No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.
(f)   Limitation on Incentive Stock Options.   Solely for purposes of determining whether shares of Stock are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 716,000 shares, subject to adjustment as provided in Section 3.4.
Section 2.3   Restricted Stock Awards.
(a)   Grant of Restricted Stock.   Each Restricted Stock Award shall be evidenced by an Award Agreement, that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including in book entry on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(b)   Terms and Conditions.   Each Restricted Stock Award shall be subject to the following terms and conditions:
(i)   Dividends.   No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

(ii)   Voting Rights.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.
(iii)   Tender Offers and Merger Elections.   Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock.
Section 2.4   Restricted Stock Units.
(a)   Grant of Restricted Stock Unit Awards.   Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.
(b)   Terms and Conditions.   Each Restricted Stock Unit Award shall be subject to the following terms and conditions:
(i)   A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units. The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.
(ii)   Restricted Stock Units may be granted as Performance Awards.
(iii)   Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period or (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iv)   A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
(v)   No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.
Section 2.5   Vesting of Awards.   The Committee shall specify the vesting schedule or conditions of each Award. Subject to adjustment as provided in Section 3.4, at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award (excluding, for this purpose, any (i) Substitute Awards, (ii) shares of Stock delivered in lieu of fully vested cash Awards and (iii) Awards to non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that the foregoing restriction does not apply to the

Committee’s discretion to provide for acceleration of exercisability or vesting of any Award, including in cases of the Participant’s death, Disability or in connection with an Involuntary Termination at or following a Change in Control, in the terms of the Award or otherwise.
Section 2.6   Deferred Compensation.   Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2 1∕2 months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.
Section 2.7   Effect of Termination of Service on Awards.   The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:
(a)   Upon the Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and may be exercised only for a period of three (3) months following termination and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.
(b)   In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested), and all Restricted Stock Awards and Restricted Stock Units that have not vested, shall expire and be forfeited.
(c)   Upon Termination of Service on account of Disability or death, all Stock Options shall be fully exercisable, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Unless the Committee specifies otherwise, Stock Options may be exercised for a period of one (1) year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less; provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one (1) year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Termination of Service due to Retirement and all Stock Options, Restricted Stock Awards or Restricted Stock Units that have not vested as of as of the date of Termination of Service due to Retirement shall expire and be forfeited.
(d)   Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.
(e)   Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

Section 2.8   Holding Period for Vested Awards.   As a condition of receipt of an Award, the Award Agreement may require a Participant to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant may be required to retain direct ownership of such shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) such person’s Termination of Service with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.
ARTICLE 3
SHARES SUBJECT TO PLAN
Section 3.1   Available Shares.   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions (except as set forth in Section 3.2).
Section 3.2   Share Limitations.
(a)   Share Reserve.   Subject to adjustment under the provisions of this Section 3.2 and Section 3.4, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 716,000 shares of Stock, (i) less one (1) share for every one (1) share granted under the 2019 Equity Plan after March 15, 2022, and (ii) prior to the Effective Date of the Plan, less one (1) share for every one (1) granted under the 2022 Plan and prior to the Effective Date of the Plan. Subject to the limitations set forth in this Section 3.2, Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units or Stock Options in the discretion of the Committee. As of the Effective Date, no further grants will be made under the 2019 Equity Plan.
(b)   Computation of Shares Available.   For purposes of this Section 3.2 and in connection with the granting of an Award, the number of shares of Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following. If (i) any shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such Award, such shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the Plan or (ii) after March 15, 2022, any shares subject to an award under the 2019 Equity Plan are forfeited, an award under the 2019 Equity Plan expires or otherwise terminates without issuance of such shares, or an award under the 2019 Equity Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award, then in each such case the shares subject to the Award or award under the 2019 Equity Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the Plan on a one-for-one basis. Whether with reference to Awards granted under the Plan or awards granted under the 2019 Equity Plan, to the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Stock returned to satisfy tax withholding, rather than by the net number of shares of Stock issued. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or options granted under the 2019 Equity Plan) shall not be added back to the share reserve and shall not be available for new grants under the Plan.

Section 3.3   Limitations on Grants to Directors.
(a)   Stock Options, Restricted Stock Awards and Restricted Stock Units — Non-Employee Directors. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $800,000 (or $950,000 in the case of a Chairman of the Board); provided, however, that the limitation described in this Section shall be determined without regard to amounts paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director), and any severance and other payments such as consulting fees paid to a non-employee director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
Section 3.4   Corporate Transactions.
(a)   General.   If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number and kinds of shares for which grants of Awards may be made under the Plan, the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan. Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
(b)   Merger in which Company is Not Surviving Entity.   In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan that are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity that survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. The Committee or the agreement related to such merger, consolidation or other business reorganization may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceeds the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.
Section 3.5   Delivery of Shares.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)   Compliance with Applicable Laws.   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.
(b)   Certificates.   To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.
ARTICLE 4
CHANGE IN CONTROL
Section 4.1   Consequence of a Change in Control.   Subject to the provisions of Section 3.4 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan or an Award Agreement and unless the Committee determines otherwise:
(a)   Upon an Involuntary Termination at or following a Change in Control, all Service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one (1) year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.
(b)   Upon an Involuntary Termination at or within 24 months following a Change in Control, all Service-based Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested.
(c)   Upon an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.
(d)   Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan that are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.
Section 4.2   Definition of Change in Control.   For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:
(a)   Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)   Acquisition of Significant Share Ownership: There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than a Schedule 13G) required under Sections 13(d) or 14(d) of the Exchange Act, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or Bank’s voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;
(c)   Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s board of directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board of directors (or first nominated by the board of directors for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or
(d)   Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.
Notwithstanding anything herein to the contrary, this definition of Change in Control will conform to the requirements of Code Section 409A and any provision in this definition inconsistent therewith will be null and void.
ARTICLE 5
COMMITTEE
Section 5.1   Administration.   The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board of Directors shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors, or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any Exchange on which the Company lists, or has listed or seeks to list its securities, may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
Section 5.2   Powers of Committee.    The Committee’s administration of the Plan shall be subject to the following:
(a)   The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.
(b)   The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)   The Committee will have the authority to define terms not otherwise defined herein.
(d)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company and applicable state corporate law.
(e)   The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) during a blackout period (or similar restricted period) (a “Blackout Period”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.
Section 5.3   Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4   Information to be Furnished to Committee.   As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5   Committee Action.    The Committee shall hold meetings and may make administrative rules and regulations as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6
AMENDMENT AND TERMINATION
Section 6.1   General.   The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may

(a) materially increase the benefits accruing to Participants under the Plan; (b) other than pursuant to Section 3.4, materially increase the aggregate number of securities that may be issued under the Plan, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.
Section 6.2   Amendment to Conform to Law and Accounting Changes.   Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.
ARTICLE 7
GENERAL TERMS
Section 7.1   No Implied Rights.
(a)   No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)   No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
(c)   No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2   Transferability.   Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.
Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
Section 7.3   Designation of Beneficiaries.   A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time-to-time revoke or amend the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4   Non-Exclusivity.   Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5   Award Agreement.   Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.
Section 7.6   Form and Time of Elections; Notification Under Code Section 83(b).   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7   Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8   Tax Withholding.
(a)   Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of stock ownership to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.
(b)   Payment in Stock. The Committee may require or permit the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.
Section 7.9   Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board or directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.
Section 7.10   Successors.    All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
Section 7.11   Indemnification.   To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12   No Fractional Shares.   Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13   Governing Law.    The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14   Benefits Under Other Plans.   Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15   Validity.   If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.
Section 7.16   Notice.   Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s President and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.
Section 7.17   Forfeiture Events.   The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
Section 7.18   Automatic Exercise.   In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the expiration date of the Stock Option may be automatically exercised in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable minimum tax withholding.
Section 7.19   Regulatory Requirements.    The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.
Section 7.20   Awards Subject to Company Policies and Restrictions.
(a)   Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(b)   Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

ARTICLE 8
DEFINED TERMS; CONSTRUCTION
Section 8.1   In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
“Award” means any Stock Option, Restricted Stock Award, Restricted Stock Unit or Performance Award or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.
“Cause” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Board of Directors will likely cause substantial financial harm or substantial injury to the reputation of the Bank or the Company, willfully engaging in actions that in the reasonable opinion of the Board of Directors will likely cause substantial financial harm or substantial injury to the business reputation of the Bank or the Company, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
“Change in Control” has the meaning ascribed to it in Section 4.2.
“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.
“Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.
“Disinterested Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee

Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.
“Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.
“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.
“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.
“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.
“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.
“Good Reason.” A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:
(i)
a material reduction in Participant’s base salary or base compensation;

(ii)
a material diminution in Participant’s authority, duties or responsibilities without the written consent of Participant;

(iii)
a change in the geographic location at which Participant must perform his duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement (which results in an increase in commute); or

(iv)
in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

Notwithstanding the foregoing, in order to terminate for Good Reason, a Participant must give sixty (60) days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition following its occurrence and the Company or Subsidiary, as applicable, shall have thirty (30) days to cure the Good Reason condition, with termination occurring within thirty (30) days of the expiration of the cure period. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.
“Holding Period” has the meaning ascribed to it in Section 2.8.
“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and

(ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.
“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.
“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.1(a).
“Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each Participant. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.
Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share; basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; financial return ratios; increase in revenue; total stockholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives or strategic business objectives, or any combination of these or other measures.
Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.
“Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.
“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).
“Retirement” means retirement from employment with the Company or a Subsidiary in accordance with the then current retirement policies of the Company or a Subsidiary, as applicable, or as otherwise set forth in an Award Agreement. “Retirement” with respect to a non-employee Director means the termination of service from the Board(s) of Directors of the Company and any Subsidiary following written notice to such Board(s) of Directors of the non-employee Directors intention to retire, or as otherwise set forth in an Award Agreement. Notwithstanding the foregoing, unless the Committee specifies otherwise at the time of an Award, an Employee who continues to serve on the Board following retirement as a Director or a Director who continues to serve as an advisory board member or director emeritus shall not be deemed to have terminated due to Retirement until both Service as an Employee and Director, or in the latter case, as a Director and advisory board member or director emeritus has terminated.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.
“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as Employee or Director (except as otherwise provided in the Award Agreement).
“Stock” means the common stock of the Company, $0.01 par value per share.
“Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.
“Subsidiary” means any corporation, affiliate, bank or other entity, which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.
“Substitute Awards” shall mean Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director), regardless of the reason for such cessation, subject to the following:
(1)
The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(2)
The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).
(3)
If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to whom the Participant is providing Services.

(4)
Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5)
With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

Section 8.2   In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)   Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b)   References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(c)   In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(d)   References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)   Indications of time of day mean East Coast time;
(f)   The word “including” means “including, but not limited to”;
(g)   All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)   All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)   The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j)   Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)   All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Metropolitan Bank Holding
Since 1999

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Annual Meeting Proxy Card

1. Election of Directors

Nominee	For	Withhold
01 - Mark R. DeFazio – for a 3-year term	☐	☐
02 - Harvey M. Gutman – for a 3-year term	☐	☐
03 - Katrina Robinson – for a 3-year term	☐	☐
04 - George J. Wolf, Jr. – for a 3-year term	☐	☐

1 U P X

03YR0B

Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/MCB or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery atwww.investorvote.com/MCB Annual Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.AProposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2, 3 and 4.1. Election of DirectorsForWithholdForWithholdForWithhold+01 - Mark R. DeFazio02 - Harvey M. Gutman03 - Katrina Robinson– for a 3-year term– for a 3-year term– for a 3-year term04 - George J. Wolf, Jr.– for a 3-year termForAgainst AbstainForAgainstAbstain2. Ratification of Appointment of Crowe LLP as Independent3. Advisory Vote on Named Executive Officer CompensationRegistered Public Accounting Firm for the fiscal year endingfor 2023December 31, 2024ForAgainst Abstain4. Vote to Approve the Metropolitan Bank Holding Corp. Amended And Restated 2022 Equity Incentive PlanBAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.1 U P X+ 03YRQB

The 2024 Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. will be held onWednesday, May 29, 2024 at 9:00 a.m., ET, virtually via the internet at https://meetnow.global/MDW2K2WTo access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report to Stockholders are available at: www.edocumentview.com/MCB.Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MCBIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Proxy — Metropolitan Bank Holding Corp. (the “Company”)+Notice of 2024 Annual Meeting of StockholdersProxy Solicited by the Board of Directors of the Company for the Annual Meeting — May 29, 2024David Gold, Terence Mitchell, and Robert Patent, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. to be held on May 29, 2024 or at any postponement or adjournment thereof.This proxy is revocable and will be voted as directed by the stockholder. If no such directions are indicated, this proxy, properly signed and dated, will be voted FOR the four nominees for director and FOR items 2, 3 and 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE AND “FOR” PROPOSALS 2, 3 AND 4.(Items to be voted appear on reverse side)CNon-Voting ItemsChange of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +